UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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East West Bancorp, Inc.
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2022 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 26, 2022, at 2:00 p.m., Pacific Time
Place:

Virtual Annual Meeting Link: www.meetnow.global/M2GTZK9

We are holding the 2022 Annual Meeting of Stockholders of East West Bancorp, Inc. (the “Annual Meeting”) in a virtual-only meeting format. To participate in the Annual Meeting, please review the information included on your Notice of Internet Availability of Proxy Materials, on your proxy card or the instructions that accompanied your proxy materials.

Items of Business:

1.

Elect nine directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified.

2.

Approve, on an advisory basis, our executive compensation for 2021.

3.

Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

4.

Transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Record Date:	Stockholders of record of East West Bancorp, Inc. common shares at the close of business on April 1, 2022 are entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
Delivery of Proxy Materials:	On or about April 13, 2022, we began mailing to our stockholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report on Form 10-K”), how to vote, participate in the Annual Meeting, and request a printed copy of our proxy materials.
Internet Availability of Proxy Materials:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 26, 2022: Our Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/EWBC.

Voting:

We urge you to submit your proxy promptly whether or not you plan to attend the Annual Meeting. You may vote by telephone, online, or by mailing your signed proxy card in the enclosed return envelope if the Proxy Statement was mailed to you. Voting in any of these ways will not prevent you from virtually attending and voting your shares at the meeting, but it will help ensure the presence of a quorum. For more information on the virtual Annual Meeting, please refer to the “Questions and Answers About the Annual Meeting and Voting” section of the Proxy Statement beginning on page 66.

By order of the Board of Directors,

Lisa L. Kim, Corporate Secretary
Pasadena, California | April 13, 2022

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PROXY STATEMENT

This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding our 2021 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021 (“Annual Report on Form 10-K”).

Annual Meeting of Stockholders

Date and Time: Thursday, May 26, 2022, at 2:00 p.m., Pacific Time

Record Date: April 1, 2022

Place: Virtual Annual Meeting Link: www.meetnow.global/M2GTZK9

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of East West Bancorp, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) for use at the 2022 annual meeting of stockholders to be held on May 26, 2022, and any postponements, adjournments, or continuations thereof (the “Annual Meeting”). The mailing address of our principal executive office is 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

On or around April 13, 2022, we began sending to our common stockholders of record as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability includes instructions on how to access this Proxy Statement and Annual Report on Form 10-K and how to vote.

Summary of Proposals for 2022

Proposals for Stockholder Consideration	Board Recommendation
Proposal 1: Election of Directors (page 12) To elect nine directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified.	FOR each Director Nominee – The Board believes that the nine director nominees possess the necessary qualifications to provide effective oversight of our business and quality advice and counsel to our management.

Proposal 2: Advisory Vote to Approve Executive
Compensation (page 60)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation paid to its Named Executive Officers in 2021, as described in the Compensation Discussion and Analysis section and the tables that follow, beginning on page 34 of this Proxy Statement.

FOR – The Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when evaluating future executive compensation decisions.

Proposal 3: Ratification of Auditors (page 61)

As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

FOR – The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2022 is in the best interests of the Company and its stockholders.

Voting your Shares

COMPANY HIGHLIGHTS

Our Company at a Glance

East West Bancorp, Inc. (the “Company”), with total assets of $60.87 billion as of December 31, 2021, is the publicly traded parent company of East West Bank (the “Bank”). The Bank opened its doors in 1973 in the heart of Chinatown in Los Angeles, California, as the first federally chartered savings institution focused primarily on serving the financial needs of Chinese Americans. Over the years, this market has grown and flourished, and the Bank has grown and flourished right along with it. Today, the Company is the largest publicly-traded, independent bank headquartered in Southern California. East West Bank was recognized with the “Best Board of Directors” distinction in Bank Director’s 2022 RankingBanking study. The Bank was also recognized as the “No. 1 Performing Bank” in the $50 billion and above asset category in Bank Director’s 2021 Bank Performance Scorecard.

East West Bank is a full-service commercial bank with more than 120 locations in key cities in the U.S. and China, serving consumer and commercial customers. Uniquely among U.S.-based regional banks, East West Bank has a commercial business operating license in China, allowing the Bank to open branches, make loans and collect deposits in the country, facilitating our customers’ business transactions between the U.S. and China.

Financial Summary

For the full year 2021, the Company achieved record earnings and record revenue. Total revenue grew by 13% and net income grew by 54% year-over-year. Our strong financial performance in 2021 reflected robust interest income and fee income growth, and industry-leading efficiency. For more complete information regarding our 2021 financial performance, please review our Annual Report on Form 10-K. Highlights of the Company’s strong 2021 financial performance are provided below.

2021 Financial Performance

Environmental, Social and Governance (“ESG”) Highlights

Highlights of our ESG strategic initiatives and commitments:

Largest Minority-Operated Depository Institution. We are the largest FDIC-insured, minority-operated depository institution headquartered in the United States, serving communities with diverse ethnicities and socio-economic backgrounds in eight states across the nation.
Supporting Underserved Communities. Offers home loans and other products and services that support low-to-moderate income, minority and immigrant communities. Provides community development loans to non-profit and community-based organizations. Focuses on basic, fair-priced products and alternative credit criteria to support the underbanked, which is part of our founding mission. The Bank received an overall Community Reinvestment Act rating of “Outstanding.”
Diversity and Inclusion. Diversity of our workforce and leadership.
Environmental Conservation. Practice resource conservation through energy efficiency initiatives. Committed to global energy and greenhouse gas reductions by promoting employee ridesharing, encouraging the use of public transportation, providing charging stations for electric vehicles, and investing in videoconferencing capabilities.
SASB-Compliant Policies. Lending and investment policies comply with today’s Environmental, Social and Governance and Sustainability Accounting Standards Board (SASB) criteria.
Supporting the Arts. The arts play a vital role in building bridges between cultures and enhancing the well-being of our communities, bringing us joy, expressing our voices and building mutual understanding. The Bank fosters the arts in our communities by providing support to artists, museums, exhibits, art education programs, cultural celebrations and other artistic experiences.
Financial Literacy. Financial literacy initiatives that help customers and community members learn more about managing their money. These programs provide access to financial education in English, Chinese and Spanish.
Support for Small Business. Offers products and services tailored to support small business owners, including business checking, small business loans, and merchant services.

Community Highlights

We maintain a culture of giving back to the communities in which we operate. As active volunteers, our associates work alongside numerous local organizations to promote a variety of causes including financial literacy, small business development and first-time home ownership in low-to-moderate income areas. The Bank, through its sponsorship and giving, also actively fosters and supports the arts as a bridge to promote diversity and multi-cultural understanding. The following are some examples of the Company’s 2021 community investments and social programs:

Diversity and Inclusion

Promoting diversity and inclusion in our workforce and executive leadership is critical to our continued growth and success. Our commitment to diversity is reflected in the composition of our employees.

As of December 31, 2021:

Board Diversity Matrix (as of April 1, 2022)

Board Size
Total Number of Directors	9
Gender:	Male	Female
Number of directors based on gender identity	6	3
African American or Black	0	1
Asian	2	2
Hispanic or Latinx	2	0
White	2	0

Summary Information about Director Nominees

The following table provides summary information about each director nominee and continuing director.

Name	Age	Director Since	Independent	Committee Memberships	Primary Occupation
Manuel P. Alvarez	41	2022		R (RE)	Founding Principal of BridgeCounsel Strategies LLC
Molly Campbell	61	2014		A (FE), C, N	Retired, Former Director of the Port Department of the Port Authority of New York and New Jersey
Iris S. Chan	76	2010		B (Chair), R (RE)	CEO of Ameriway
Archana Deskus	56	2019		B, R	Chief Information Officer (“CIO”), PayPal Holdings, Inc.
Rudolph I. Estrada	74	2005	Lead Independent Director	A, B, E, R (RE and Chair)	CEO of Estradagy Business Advisors
Paul H. Irving	69	2010		A, B, N (Chair)	Senior Fellow of the Milken Institute
Jack C. Liu	63	1998		C (Chair), N	Senior Attorney, Alliance International Law Offices
Dominic Ng	63	1991	CEO	E (Chair)	Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank
Lester M. Sussman	67	2015		A (FE and Chair), C, R (RE)	Retired, Deloitte Audit Partner

A = Audit Committee; B = BSA/AML & OFAC Compliance Steering Committee; C = Compensation Committee; E = Executive Committee;

N = Nominating/Corporate Governance Committee; R = Risk Oversight Committee

FE = Audit Committee Financial Expert; RE = Risk Oversight Committee Risk Expert

Corporate Governance Highlights

Highlights of our corporate governance practices include:

Executive Compensation Highlights

We measure executive officer performance by evaluating both the achievement of specific financial goals and the long-term performance of the Company. We align the pay and performance of our executive officers to the success of our business and the interests of our stockholders. Our executive compensation practices include the following:

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1: Election of Directors

Proposal Snapshot

What am I voting on?

Stockholders are being asked to elect nine director nominees for a one-year term.
This section includes information about the Board and each director nominee.

Voting recommendation:

FOR the election of each director nominee. We believe the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Board of Directors and Nominees

Our business is managed under the direction of our nine-member Board. The Board is nominating the nine director nominees discussed below to serve a one-year term, each of whom is recommended for election by the Nominating/Corporate Governance Committee.

We seek directors with strong reputation and experience in areas relevant to the strategy and operations of our businesses, particularly industries and growth segments that we serve, as well as key geographic markets where we operate. Each of the nominees for director holds or has held senior leadership and/or executive positions in financial services and/or large, complex organizations, and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, regulatory oversight, and leadership development.

We also believe that each of the nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to serve on the Board and its committees. In 2021, all directors attended 100% of all meetings of the Board.

The proposed nominees collectively bring a wide range of experience to the Board with a focus on our core business of being a financial bridge between the United States and Asia. In addition, the proposed nominees reflect our heritage as one of the most diverse financial institutions in the country and our leading role as the largest FDIC-insured minority depository institution headquartered in the United States. Of the nine persons being nominated as directors, seven are members of minority groups, including four Asian-Americans, one African-American, and two Hispanic-Americans. Furthermore, we are committed to gender diversity on the Board, and three of our nine director nominees are women. We believe the director nominees represent one of the most diverse boards among publicly-traded financial institutions in the United States.

The following table presents certain information with respect to the Board’s nominees for director. All director nominees of the Company are also directors of the Bank. All of the nominees have indicated their willingness to serve. Executive officers serve at the pleasure of the Board, subject to restrictions set forth in their employment agreements.

Director Nominees	Age	Year First Appointed	Committee Memberships	Current Term Expires
Manuel P. Alvarez	41	2022	R (RE)	2022
Molly Campbell *	61	2014	A (FE), C, N	2022
Iris S. Chan *	76	2010	B (Chair), R (RE)	2022
Archana Deskus *	56	2019	B, R	2022
Rudolph I. Estrada (LD)*	74	2005	A, B, E, R (RE and Chair)	2022
Paul H. Irving *	69	2010	A, B, N (Chair)	2022
Jack C. Liu *	63	1998	C (Chair), N	2022
Dominic Ng	63	1991	E (Chair)	2022
Lester M. Sussman *	67	2015	A (FE and Chair), C, R (RE)	2022

A = Audit Committee; B = BSA/AML & OFAC Compliance Steering Committee; C = Compensation Committee; E = Executive Committee;

N = Nominating/Corporate Governance Committee; R = Risk Oversight Committee

* = Independent Director; LD = Lead Independent Director; FE = Audit Committee Financial Expert; RE = Risk Oversight Committee Risk Expert

None of the director nominees were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date of this Proxy Statement, there were no directorships held by any director with a company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended, other than Mr. Ng, who is a director of Mattel, Inc. (Nasdaq: MAT), Ms. Campbell, who is a director of Granite Construction Inc. (NYSE: GVA), and Ms. Deskus who is a director of Cognizant Technology Solutions Corporation (Nasdaq: CTSH).

We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Nominee Qualifications and Experience

Our director nominees bring a balance of relevant skills to our Board including:

Each of the director nominees currently serves on the Board. With the exception of Mr. Alvarez, who was appointed as a director of the Company on January 1, 2022, all were elected by stockholders at the May 27, 2021 annual meeting of stockholders. If elected, each nominee will hold office until the 2023 annual meeting of stockholders and until his or her successor is elected and qualified.

The principal occupation during the past five years of each director nominee is set forth below. Included in each director nominee’s biography is an assessment of the specific qualifications, attributes, skills and experience of the nominee based on the qualifications described above.

Director Qualifications and Experience

Manuel P. Alvarez is the Founding Principal of BridgeCounsel Strategies LLC, a minority-owned financial technology consultancy. Before founding BridgeCounsel in 2021, Mr. Alvarez served as California’s chief banking and financial regulator from 2019 to 2021, first as Commissioner of the Department of Business Oversight (“DBO”) and then as the first Senate-confirmed Commissioner of the California Department of Financial Protection & Innovation (“DFPI”), which broadly regulates the state’s banking and financial services industry. From 2014 to 2019, Mr. Alvarez served as General Counsel, Chief Compliance Officer, and Corporate Secretary at Affirm, Inc. (Nasdaq: AFRM), a financial-technology platform providing online point-of-sale consumer financing solutions.

Mr. Alvarez is admitted to practice law in California and is an active real estate and angel investor. He serves on the advisory boards of several venture-backed, private fintech companies and enjoys mentoring first-generation law students and professionals.

Manuel P. Alvarez Independent Founding Principal of BridgeCounsel Strategies, LLC Director Since 2022 Committee: Risk Oversight

Molly Campbell has almost 30 years of executive leadership experience, most recently as an Advisor to the U.S. Treasury Office of Technical Assistance and as an advanced leadership fellow at Harvard University. From 2015 through 2018, Ms. Campbell was the Director of the Port Department of the Port Authority of New York and New Jersey. In that role, she was responsible for the operations and oversight of the largest seaport on the East Coast. From 2007 through 2015, Ms. Campbell was Deputy Executive Director of the Port of Los Angeles. She has also served as the Director of Financial Management Systems at the Los Angeles World Airports and the Director of Public Finance for the City of Los Angeles. Ms. Campbell is active in national and international logistics associations. She currently serves on the Board of Directors of Granite Construction Inc. (NYSE: GVA).

Molly Campbell
Independent

Retired, Former Director of the Port Department of the Port Authority of New York and New Jersey

Director Since 2014

Committees: Audit, Compensation, Nominating/Corporate Governance

Iris S. Chan is currently the CEO of Ameriway, which she founded in 1989. Ameriway focuses on innovative investments and cross-border trade between North America and Asia. She was the former Executive Vice President and Group Head of Wells Fargo’s (NYSE: WFC) National Commercial Banking Group and a member of the Wells Fargo Management Committee. Earlier in her career, Ms. Chan held various management and international banking positions with Bank of America (NYSE: BAC) and Citicorp.

Ms. Chan is involved in many community and professional organizations. Currently, she is on the board of governors of the San Francisco Symphony. Ms. Chan has received various awards and recognition for her work. In 2007 and 2008, she was named one of the “25 Most Powerful Women in Banking” by American Banker magazine. Ms. Chan brings to the Board a deep understanding of commercial lending and credit risk oversight, in addition to her perspectives on U.S.– Asia cross-border trade and investment.

Iris S. Chan Independent CEO of Ameriway Director Since 2010 Committees: BSA/AML & OFAC Compliance (Chair), Risk Oversight

Archana Deskus is currently the CIO of PayPal Holdings, Inc. (Nasdaq: PYPL). From 2019 to 2022, she was at Intel Corporation (Nasdaq: INTC), serving as its CIO from 2020 until 2022, and responsible for leading Intel’s global information technology (“IT”) organization and managing a staff of approximately 5,000 employees. From 2017 through 2019, she was Hewlett Packard Enterprise’s (NYSE: HPE) CIO, responsible for its IT infrastructure and technology resources. Prior to joining Hewlett Packard Enterprises, Ms. Deskus served as the CIO at Baker Hughes (Nasdaq: BKR) from 2013 to 2017. Ms. Deskus has also held CIO roles at Ingersoll-Rand (NYSE: IR), Timex Corporation, and United Technologies Corporation (NYSE: UTX), giving her wide perspectives across various industries.

Ms. Deskus currently serves on the Board of Directors of Cognizant Technology Solutions Corporation (Nasdaq: CTSH). In addition to her business experiences, Ms. Deskus has served on the boards of private and non-profit organizations including Junior Achievement of Southeast Texas, Tavant Technologies and American Eagle Federal Credit Union.

Archana Deskus Independent Executive Vice President and Chief Information Officer, PayPal Holdings, Inc. Director Since 2019 Committees: BSA/AML & OFAC Compliance, Risk Oversight

Rudolph I. Estrada is the Lead Independent Director of the Board of East West Bancorp, Inc. and East West Bank. Mr. Estrada is the CEO of Estradagy Business Advisors since 1987, a business and banking advisory group that serves small and medium-sized businesses. He has also served as a professor of business in the California State University system for over 35 years. He formerly served as the Los Angeles District Director for the U.S. Small Business Administration (“SBA”), the largest SBA district in the U.S., and was the former Presidential appointee serving as Commissioner on the White House Commission on Small Business. He currently serves on the boards of several corporate and non-profit organizations and is a Leadership Fellow with the National Association of Corporate Directors. Mr. Estrada is a decorated veteran of the U.S. Army.

Mr. Estrada brings to the Board valuable small business lending and public service perspective, a focus on the prudent management and operations of businesses in a heavily regulated environment, and a comprehensive knowledge of corporate governance.

Rudolph I. Estrada
Independent

Lead Independent Director, East West Bancorp, Inc. and East West Bank; CEO of Estradagy Business Advisors, LLC

Director Since 2005

Committees: Audit, BSA/AML & OFAC Compliance, Executive, Risk Oversight (Chair)

Paul H. Irving is a senior fellow at the Milken Institute since 2022, previously serving as the Institute’s president and founding chair of its Center for the Future of Aging from 2011 to 2021. Irving is also a distinguished scholar-in-residence at the University of Southern California Leonard Davis School of Gerontology. He earlier served as an advanced leadership fellow at Harvard University, and chair, CEO, and head of the financial services group of Manatt, Phelps & Phillips, LLP, a national law and consulting firm. Mr. Irving is chair emeritus and a member of the board of Encore.org and serves on the National Academy of Medicine Commission for Healthy Longevity, the Global Advisory Council of Stanford University’s Distinguished Careers Institute, the Board of Councilors of the USC Davis School, and the Advisory Board of WorkingNation. He is also a member of the International Strategic Committee of the Quadrivio Group Silver Economy Fund.

Mr. Irving brings to the Board valuable perspective and insight on corporate governance, regulatory, policy and legal matters with his long experience as an advisor to the financial services industry and leadership roles in professional services and in the non-profit sector, where he focuses on system-level economic, social and health challenges.

Paul H. Irving Independent Senior Fellow of the Milken Institute Director Since 2010 Committees: Audit, BSA/AML & OFAC Compliance, Nominating/Corporate Governance (Chair)

Jack C. Liu is a senior attorney with Alliance International Law Offices since 2010. Prior to this, Mr. Liu was a Senior Advisor for the Morgan Stanley International Real Estate Fund (“MSREF”) and was President of MSREF’s affiliate New Recovery Asset Management Corp. Mr. Liu advises on business and legal aspects of international corporate, real estate, and banking matters. He currently serves on the board of TransGlobe Life Insurance, Inc., a privately-held insurance company based in Taiwan.

Mr. Liu is admitted to practice law in the jurisdictions of California and Washington, D.C., as well as in Taiwan as a foreign attorney. Mr. Liu is a Leadership Fellow with National Association of Corporate Directors. He is also the Vice Chairman of Taipei Independent Directors Association. Mr. Liu brings to the Board his experience and insight on doing business in Asia, as well as his board-level perspective and leadership on risk management and oversight of regulated financial institutions. Mr. Liu is well recognized as an expert in various corporate governance and ESG matters.

Jack C. Liu Independent Senior Attorney, Alliance International Law Offices Director Since 1998 Committees: Compensation (Chair), Nominating/Corporate Governance

Dominic Ng Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank Director Since 1991 Committee: Executive (Chair)

Dominic Ng is Chairman of the Board and Chief Executive Officer of East West Bancorp, Inc. (Nasdaq: EWBC) and East West Bank. Mr. Ng transformed East West Bank from a small savings and loan association with $600 million in assets in 1991 into the full-service international and commercial bank it is today, with $60.9 billion in assets as of December 31, 2021.  Prior to taking the helm of East West Bank as CEO in 1992, Mr. Ng was President of Seyen Investment and practiced as a CPA with Deloitte & Touche, LLP in Houston and Los Angeles.

Mr. Ng serves on the governing boards of Mattel, Inc. (Nasdaq: MAT), the Academy Museum of Motion Pictures, and the University of Southern California. He was named one of Los Angeles Times’ 100 most influential people in Los Angeles and Los Angeles Business Journal’s Business Person of the Year. American Banker recognized Mr. Ng as Banker of the Year for successfully executing his vision and building East West Bank into one of the nation’s most profitable regional banks.

Besides his industry achievements, Mr. Ng is also known for his civic and philanthropic leadership. He received the Alexis de Tocqueville Global Award presented by United Way Worldwide, which recognized his exceptional and sustained stewardship of United Way’s giving campaigns. The Company believes that Mr. Ng’s extensive management experience and financial expertise well qualify him to serve on its Board of Directors. He brings to the Board comprehensive knowledge of East West Bank’s business and operations; the financial services industry in the United States and China; and U.S.-China cross-border trade and investments.

Lester M. Sussman formerly served as Vice President, Advisory Services for Resources Global Professionals (“RGP”). He was with RGP from 2005 through 2020, providing corporate governance, risk management and compliance services to clients globally. Mr. Sussman is also a retired audit partner of Deloitte, where he held leadership positions, including Partner in Charge of the Financial Services Group for the Pacific Southwest, and Partner in Charge of Capital Markets for the West Region. Mr. Sussman is a certified public accountant.

Mr. Sussman is a current member of the board of directors of the Braille Institute, as well as the board of directors of the Pacific Southwest chapter of the National Association of Corporate Directors. Mr. Sussman brings over 40 years of financial services experience to East West Bank.

Lester M. Sussman
Independent
Retired, Deloitte Audit Partner and Vice President, Advisory Services of Resources Global Professionals

Director Since 2015

Committees: Audit (Chair), Compensation, Risk Oversight

Governance Documents

We have adopted formal Corporate Governance Guidelines reflecting our commitment to sound corporate governance. These principles are essential to running the Company’s business efficiently and to maintaining our integrity in the marketplace. In addition, we have also adopted a Code of Conduct. The Corporate Governance Guidelines, our Code of Conduct, our Environmental and Social Policy Framework and information about other governance matters of interest to investors are available through our website at www.eastwestbank.com/investors by clicking on Corporate Information — Governance Documents.

Director Independence, Financial Experts and Risk Management Experience

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under these listing standards, a director is independent only if the board of directors of a company makes an affirmative determination that the director has no material relationship with the company that would impair his or her independence.

Independence

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Compensation committee members must also satisfy the independence criteria set forth under the Nasdaq listing standards. In order for a member of a listed company’s compensation committee to be considered independent for purposes of Nasdaq, the listed company’s board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the company to the director; and (2) whether the director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board has undertaken a review of the independence of each director in accordance with the Exchange Act and Nasdaq listing standards. Based on this review, our Board has determined that eight of our nine directors, or Mses. Campbell, Chan and Deskus, and Messrs. Alvarez, Estrada, Irving, Liu and Sussman, are independent as that term is defined under the Nasdaq listing standards. Accordingly, all members of the Company’s Audit, Compensation, and Nominating/Corporate Governance Committees satisfy the independence requirements of Nasdaq. All members of the Company’s Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) and Office of Foreign Assets Control (“OFAC”) Compliance Steering Committee and Risk Oversight Committees have also been determined to be independent by our Board, though these committees are not subject to Nasdaq independence requirements. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock of each non-employee director, as well as relationships that our directors may have with customers and vendors.

Financial Experts

The Board reviewed whether any members of the Audit Committee meet the criteria to be considered an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”), satisfying the requirements for financial sophistication under Nasdaq. Based on its review, the Board determined that two directors, Ms. Campbell and Mr. Sussman, qualify as “audit committee financial experts,” as defined under the applicable rules of the SEC, by reason of their prior job experience, and satisfy the requirements for financial sophistication under Nasdaq.

Risk Management Experience

The Board has reviewed and determined that all members of the Risk Oversight Committee meet the independence requirement of the Enhanced Prudential Standards of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The members of the committee have a general understanding of risk management principles and practices relevant to the Company’s business. In addition, four members of the Risk Oversight Committee, Ms. Chan and Messrs. Alvarez, Estrada, and Sussman, have particular experience identifying, assessing, and managing risk exposures of large, complex financial firms. Specifically, Ms. Chan has held high-level executive and management positions with Wells Fargo, Bank of America and Citicorp for over 20 years. She is experienced with financial oversight and internal controls, commercial lending, and credit risk oversight for large banking institutions. In addition, as CEO and founder of Ameriway, she has deep insight into U.S.–Asia cross-border trade and investment. Mr. Alvarez was the founding General Counsel and Corporate Secretary of Affirm, Inc., where he helped build and scale the company’s enterprise risk management function focusing on legal, compliance, and corporate governance. Later, during his tenure as Commissioner of the DFPI, Mr. Alvarez oversaw a large swath of the state’s financial services sector and had primary responsibility for the DFPI’s regulatory and risk oversight of state banks, credit unions, and other licensed entities. Mr. Estrada is the chair of the Risk Oversight Committee and formerly served as the Los Angeles District Director for the SBA. He is experienced at providing management oversight in public and private sectors. Mr. Sussman was an audit partner with Deloitte, where he held leadership positions including Partner in Charge of the Financial Services Group for the Pacific Southwest and Partner in Charge of Capital Markets for the West Region. Moreover, his work at RGP involved providing corporate governance, risk management and compliance services to clients globally. Accordingly, Ms. Chan’s and Messrs. Alvarez, Estrada, and Sussman’s experience in risk management are commensurate with the Company’s structure, risk profile, complexity, activities and size, and, we believe, qualify them as risk experts under the Federal Reserve’s Enhanced Prudential Standards.

The Board has responsibility for the oversight and evaluation of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with committees and management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes the Board receiving regular reports from its committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk. While each committee is responsible for evaluating certain risks, as further described in “Board Meetings and Committees” below, and overseeing the management of such risks, the entire Board is regularly informed through reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Board Leadership Structure

The Board leadership is structured with a Chairman/CEO position and a Lead Independent Director position that is elected by and from the independent members of the Board. The Board has determined that having the Company’s CEO also serve as Chairman is in the best interest of the Company. The designation of the CEO with the additional title as Chairman is important when dealing with overseas customers and dignitaries in China, where these positions are typically combined. The Company has extensive experience and dealings with persons from this region who may have the perception that they are not dealing with the senior decision maker of the Company unless they are dealing with the Chairman. This structure also makes the best use of the CEO’s extensive knowledge of the Company and its industry, while fostering greater communication between management and the Board.

The Company’s governance structure provides for a strong Lead Independent Director role. The powers and duties of a Chairman and a Lead Independent Director differ only in that the Chairman presides over the normal business portion of the meetings of the Board. Since the Lead Independent Director may call for an executive session of independent directors at any time and has joint control over the agenda and the information provided to directors for Board meetings, the Board believes that it is able to have an open exchange of views or address any issues independent of the Chairman. In addition, much of the work of the Board is conducted through its committees, and the Chairman is not a member of any committee, other than the Executive Committee.

Among other things, the Lead Independent Director is required to:

● Lead executive sessions of the Board’s independent or non-management directors and preside at any session of the Board where the Chairman is not present;
● Act as a regular communication channel between the independent directors and the Chairman;
● Approve Board meeting schedules to ensure sufficient time to discuss all agenda items;
● Represent the independent directors in discussions with major stockholders regarding their concerns and expectations;
● Call special Board meetings or special meetings of the independent directors, as needed;
● Approve the retention of consultants who report directly to the Board; and
● Advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board.

The Company does not have a policy requiring mandatory separation of the roles of CEO and the Chairman of the Board. The Board believes it is in the best interest of the Company to instead make a determination regarding the separate roles of CEO and Board Chairman on a regular basis based on the position and direction of the Company and the membership composition of the Board at the time. The determination not to separate the roles of Chairman and CEO at this time also recognizes the strong independence of the Board with eight of the nine directors being independent.

Director Education and Self-Assessment

The Company has a continuing education program to assist directors in further developing their skills and knowledge to better perform their duties. This includes presentations made as part of regular Board and committee meetings by qualified persons on various topics. For example, in 2021, our Board received in-Company training on topics including BSA/AML and OFAC requirements, privacy and identity theft red flag training, fair lending and redlining, the Foreign Corrupt Practices Act, cybersecurity, and updates on applicable state, federal and Chinese laws and regulations. In addition, our directors have external continuing education requirements. In 2021, members of our Board participated in external director continuing education programs including those offered by the National Association of Corporate Directors (“NACD”), Deloitte, Crowe, Protiviti, and KPMG on topics such as audit committee issues, SOX compliance, ESG, board oversight of corporate political activity, diversity, compensation, compliance and ethics, and risk oversight and management. In addition, Messrs. Estrada, Liu, and Sussman are active members of the NACD, and Messrs. Estrada and Liu are NACD Leadership Fellows and Mr. Sussman is NACD Directorship Certified.

The Board regularly evaluates, at least annually, its overall effectiveness, committee assignments, Board refreshment, and governance and risk management practices. The Nominating/Corporate Governance Committee determines the process for such evaluation and review, which typically includes a review of how certain attributes affect Board and/or individual director effectiveness, such as Board and Board Committee size, meeting frequency, quality and timing of information provided to the Board and Board Committee members, director communication, director education, director skills and qualifications, director independence and overall performance.  Recently, the Board conducted an evaluation process that involved a written assessment which solicited feedback that was then reviewed and discussed by the Board.

Board Meetings and Committees

During 2021, the Board held four regularly scheduled meetings, one special meeting, and a multi-day retreat. There were also 24 meetings of Board committees during 2021. All directors attended all Board meetings, Board committee meetings, and the retreat. The policy of the Company is to encourage all director nominees to attend the annual meeting of stockholders. All directors attended the 2021 annual meeting of stockholders.

Six Standing Committees:

The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

Each of the standing committees operates under a written charter. These charters can be found on the Company’s website at www.eastwestbank.com/investors by clicking on Corporate Information — Governance Documents. Set forth below is a description of the standing committees of the Board.

Audit Committee

The current members of our Audit Committee are Ms. Campbell and Messrs. Estrada, Irving and Sussman, with Mr. Sussman serving as chair. Our Board has determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC. Our Board has also determined that two of the members, Ms. Campbell and Mr. Sussman, are “audit committee financial experts” as defined under the applicable rules of the SEC and satisfy the financial sophistication requirements of Nasdaq. The Audit Committee held five meetings during the year ended December 31, 2021.

Our Audit Committee oversees our accounting and financial reporting process, the audit of our financial statements and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

● Appointing, compensating and overseeing the work of our independent registered public accounting firm;
● Approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
● Reviewing the qualifications and independence of the independent registered public accounting firm;
● Reviewing the scope and results of the internal audits;
● Reviewing the Company’s financial statements and related disclosures;
● Reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit;
● Resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting;
● Reviewing our critical accounting policies and practices;
● Reviewing the adequacy and effectiveness of our internal control over financial reporting;
● Establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns; and
● Preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

The Bank also has an Audit Committee, which consists of the same directors as the Company’s Audit Committee. The Bank’s Audit Committee generally meets jointly with the Company’s Audit Committee.

Compensation Committee

The current members of our Compensation Committee are Ms. Campbell and Messrs. Liu and Sussman, with Mr. Liu serving as chair. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of Nasdaq. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of Nasdaq and SEC rules and regulations. The Compensation Committee held seven meetings during the year ended December 31, 2021.

The Compensation Committee establishes and administers the executive compensation policies and plans of the Company. Our Compensation Committee is responsible for, among other things:

● Annually reviewing and approving the primary components of compensation for our CEO and other Named Executive Officers (after receiving input from our CEO with respect to the other Named Executive Officers);

● Establishing, with the input from the full Board, performance goals for the CEO, and evaluating his performance in light of those goals;
● Evaluating the performance of our CEO and other Named Executive Officers in light of established goals and objectives;
● Periodically evaluating the competitiveness of the compensation of our CEO, other Named Executive Officers, directors, and our overall compensation plans;
● Providing input with respect to the Company’s human capital strategy, including talent management and succession planning;
● Reviewing and discussing with management the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect;
● Evaluating and making recommendations regarding director compensation with the use of a compensation consultant;
● Administering our equity compensation plans for our employees and directors; and
● Producing the compensation committee report required by SEC rules to be included in our annual proxy statement.

The Compensation Committee may form and delegate authority to subcommittees, or, to the extent permitted under applicable laws, regulations and Nasdaq rules, to any other director, in each case to the extent the Compensation Committee deems necessary or appropriate.

The Bank also has a Compensation Committee, which consists of the same directors as the Company’s Compensation Committee. The Bank’s Compensation Committee generally meets jointly with the Company’s Compensation Committee. For a more comprehensive discussion on the responsibilities of the Compensation Committee, see “Compensation Discussion and Analysis – Compensation-Setting Process and Roles – Role of the Compensation Committee” in this Proxy Statement.

The Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel or other advisors to assist in the evaluation of executive officer and director compensation. In evaluating firms to potentially provide services to the Compensation Committee, the Compensation Committee considers whether the firm provides any other services to the Company. The Compensation Committee makes the decision to hire a consultant and provides direction as to its scope of work in its sole discretion. The Compensation Committee appointed Meridian Compensation Partners, LLC as its independent compensation consultant in 2021. The Compensation Committee uses its compensation consultant to:

● Assist and advise the Compensation Committee during its meetings;
● Provide information based on third-party data and analysis of compensation programs at comparable financial institutions for the design and implementation of our executive and non-employee director compensation programs;
● Compile and analyze compensation data for financial services companies;
● Assist the Compensation Committee in forming a peer group; and

● Provide independent information as to the reasonableness and appropriateness of the compensation levels and compensation programs of the Company relative to comparable financial services companies.

Nominating/Corporate Governance Committee

The current members of our Nominating/Corporate Governance Committee are Ms. Campbell and Messrs. Irving and Liu, with Mr. Irving serving as chair. Our Board has determined that each of the members of our Nominating/Corporate Governance Committee is independent within the meaning of the independent director requirements of Nasdaq. The Nominating and Corporate Governance Committee held four meetings during the year ended December 31, 2021.

The Nominating/Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Among other things, the Nominating/Corporate Governance Committee members are responsible for:

● Recommending to the Board a slate of nominees for election to the Board in accordance with the Company’s Corporate Governance Guidelines;
● Recommending to the Board individuals to fill any vacancies on the Board occurring between annual meetings of stockholders;
● Recommending to the Board the directors who will serve on each committee of the Board;
● Developing and recommending to the Board a set of corporate governance principles;
● Periodically reassessing the Company’s corporate governance principles;
● Conducting an annual assessment of the Board’s structure and performance to determine whether it, its committees and its members are functioning effectively; and
● Overseeing and monitoring the Company’s ESG framework.

The Bank also has a Nominating/Corporate Governance Committee, which consists of the same directors as the Company’s Nominating/Corporate Governance Committee. The Bank’s Nominating/Corporate Governance Committee generally meets jointly with the Company’s Nominating/Corporate Governance Committee.

Risk Oversight Committee

The current members of the Risk Oversight Committee are Mses. Chan and Deskus, and Messrs. Alvarez, Estrada, and Sussman, with Mr. Estrada serving as chair. The Risk Oversight Committee held four meetings during the year ended December 31, 2021. Our Board has determined that each of the members of the Risk Oversight Committee is independent. In addition, all the members of the Risk Oversight Committee meet the independence requirement of the Federal Reserve’s Enhanced Prudential Standards (as well as other regulatory risk oversight standards) as the members are not and have not been officers or employees of the Company within the previous three years and are not related to any officers or employees of the Company. Our Board also has determined that Mr. Estrada meets the requirements in the Federal Reserve’s Enhanced Prudential Standards for the independence of chairman of the Risk Oversight Committee.

The Risk Oversight Committee has been appointed by the Board to provide focused oversight of the Company’s identified enterprise risk categories, which include: credit, capital, liquidity, operational, information technology, information security, market, compliance, legal, strategic, and reputation. The Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Bank. Among other things, our Risk Oversight Committee is required to:

● Be responsible for the Company’s risk management standards;
● Monitor the Company’s risk exposure in the identified enterprise risk categories;
● Timely identify the material risks that the Company faces;
● Communicate necessary information on material risks to senior management and, as appropriate, to the Board or relevant Board committee;
● Approve and/or develop the risk appetite and tolerance levels for the Company;
● Oversee the Company’s Independent Asset Review function;
● Oversee the Company’s risk management framework and implement responsive risk management strategies appropriate to the Company’s risk profile; and
● Integrate risk management into the Company’s decision-making.

In addition, the Company’s Chief Risk Officer works directly with the Risk Oversight Committee and the CEO. The Bank also has a Risk Oversight Committee, which consists of the same directors as the Company’s Risk Oversight Committee. The Bank’s Risk Oversight Committee generally meets jointly with the Company’s Risk Oversight Committee.

BSA/AML & OFAC Compliance Steering Committee

The Board created the BSA/AML & OFAC Compliance Steering Committee in 2015 as an ad hoc board committee to provide board governance for the enterprise-wide BSA/AML & OFAC program framework and focused oversight of the Company’s program enhancements. The 2021 members of the BSA/AML & OFAC Compliance Steering Committee were Mses. Chan and Deskus, and Messrs. Estrada and Irving, with Ms. Chan serving as chair. The Board has determined that each of the members of the BSA/AML & OFAC Compliance Steering Committee is independent. The BSA/AML & OFAC Compliance Steering Committee held four meetings during the year ended December 31, 2021.

The BSA/AML & OFAC Compliance Steering Committee is responsible for, among other things:

● Reviewing and revising BSA/AML & OFAC policies and procedures;
● Monitoring BSA/AML & OFAC compliance risks across the Bank; and
● Reviewing assessments of program enhancements from Internal Audit, regulators and independent third parties, including consultants.

The Board has determined that a standalone BSA/AML & OFAC Compliance Steering Committee is no longer needed in light of progress made to enhance our BSA/AML and OFAC policies and procedures. Therefore, effective May 26, 2022, the BSA/AML & OFAC Compliance Steering Committee will be dissolved and all BSA/AML & OFAC matters will be addressed by the Risk Oversight Committee.

Executive Committee

The Executive Committee currently consists of Messrs. Estrada and Ng, with Mr. Ng serving as chair. The Executive Committee is appointed by the Board to provide an efficient means of considering such matters and taking such actions, if any, as may require the attention of the Board in the interim between Board meetings. The Executive Committee is authorized to exercise certain powers of the Board during intervals between Board meetings. The Bank also has an Executive Committee, which consists of the same directors as the Company’s Executive Committee. The Bank’s Executive Committee generally meets jointly with the Company’s Executive Committee. The Executive Committee did not meet in 2021.

Executive Sessions

The independent directors generally meet in executive sessions without management or any employee directors present at every regularly scheduled meeting of the Board. The sessions are chaired by the Lead Independent Director. Any director can request an additional executive session to be scheduled.

Stockholder Nominees

The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for Board candidacy as described below in “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to meet the membership criteria set forth under “Director Nominee Qualifications and Experience” discussed above. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

East West Bancorp, Inc.

135 N. Los Robles Avenue, 7th Floor

Pasadena, California 91101

In addition, nominations for directors may be made by any stockholder entitled to vote for the election of directors if proper notice is given in accordance with our Amended and Restated Bylaws (the “Bylaws”). Notice of a stockholder’s intention to make any nominations must be made in writing and must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 30 calendar days or more than 60 calendar days prior to the meeting at which directors are to be elected. However, in the event that less than 40 calendar days’ notice of the meeting is given to stockholders, notice by the stockholder, to be timely, must be delivered not later than the close of business on the 10th day following the mailing date of the meeting notice to stockholders or such public disclosure was made. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.The notification shall contain the following information:

● All information about each proposed nominee that would be required in a proxy solicitation under the federal proxy rules, including under Rule 14a-19 under the Exchange Act (once effective);
● The name and record address of the stockholder, as they appear on the Company’s books;
● A description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder; and
● A representation that the stockholder intends to appear in person via the internet or by proxy at the meeting to nominate the person named in the notice.

We may disregard nominations not made in accordance with the requirements in the Bylaws.

Identifying and Evaluating Nominees for Directors

Our Corporate Governance Guidelines contain Board membership criteria that apply to the Nominating/Corporate Governance Committee’s nominees for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, finance, accounting, law or public interest, as well as a high level of financial experience, extensive knowledge of the Company’s business and/or industry, risk oversight/management expertise and broad international exposure/China experience. The Nominating/Corporate Governance Committee strives to nominate director candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition, the Nominating/Corporate Governance Committee seeks to nominate directors with a diversity of background and experience, including with respect to race, ethnicity, gender and national origin. All directors should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. As described above, the Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, those materials are forwarded to the Committee. In evaluating the nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board

Our Board welcomes suggestions and comments from stockholders. All stockholders are encouraged to attend the Annual Meeting where senior management and representatives from our independent registered public accounting firm, as well as members of the Board, will be available to answer questions. Stockholders may also send written communications to the Board by writing to the Secretary of the Board at East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Independent Director, or to any individual director specified in the communication, as applicable.

Stock Ownership Guidelines

All directors and Named Executive Officers are required to own the Company’s common stock to further align the financial interests of our directors and management with those of our stockholders. The stock ownership guideline for directors is three times their annual cash retainer, and the guideline should be met within five years of the date of election. The stock ownership guideline for the CEO is six times his annual base salary, and the stock ownership guideline for Named Executive Officers is one time their annual base salary. These guidelines should be met within five years of the date of hire. The Company’s Stock Ownership Guidelines for directors and senior management are posted on the Company’s website, which can be found at www.eastwestbank.com/investors by clicking on Corporate Information — Governance Documents.

Named Executive Officers have additional holding requirements for stock acquired as part of their compensation. Named Executive Officers are required to hold until retirement at least 51% of any stock acquired upon the exercise of stock options (net of taxes and net of the grant price paid) and at least 51% of any stock received upon vesting (net of taxes) of restricted stock or restricted stock units (“RSUs”).

No Pledging/Hedging of Company Securities

Pursuant to our Insider Trading Policy, directors, officers and employees may not pledge the Company’s securities or engage in hedging strategies, including those designed to hedge or offset any decrease in the market value of the Company’s securities granted as compensation or held directly or indirectly by such person. Additionally, directors, officers and employees may not sell short or trade derivatives involving the Company’s securities.

Certain Relationships and Related Transactions

Our Code of Conduct and Corporate Governance Guidelines provide guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors. In order to provide further clarity and guidance on these matters, the Company has adopted a written policy regarding the review, approval or ratification of related party transactions.

The policy generally provides that the Audit Committee will review and approve in advance, or will ratify, all related party transactions between the Company and our directors, director nominees, executive officers, and persons known by the Company to own more than 5% of our common stock, and any of their immediate family members. Related party transactions include transactions or relationships involving the Company and amounts in excess of $120,000 and in which the above related parties had or will have a direct or indirect material interest. Under the policy, the failure to approve a related party transaction in advance would not invalidate the transaction or violate the policy as long as it is submitted to the Audit Committee for review and ratification as promptly as practicable after entering into the transaction.

The Audit Committee works with our General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. In determining whether to approve or ratify a transaction or relationship that is covered by the policy, the Audit Committee considers, among other things:

● The identity of the parties involved in the transaction or relationship;
● The facts and circumstances of the transaction or relationship;
● The material facts of the transaction or relationship;
● The benefits to the Company of the transaction or relationship; and
● The terms of the transaction, including whether those terms are fair to the Company and are in the ordinary course of business and on substantially the same terms with transactions or relationships with unrelated third parties.

During 2021, we did not enter into any related party transactions that required review, approval or ratification under our related party transaction policy. From time to time, we may lend money through our subsidiary, the Bank, to various directors and corporations or other entities in which a director may own a controlling interest. These loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability and do not present other unfavorable features. As of December 31, 2021, none of these loans were categorized as nonaccrual, past due, restructured, or potential problem loans. We do not have any loans to Named Executive Officers. None of our directors or executive officers, any associate or affiliate of those persons, or persons who beneficially owned more than 5% of our outstanding shares had any transactions or proposed transactions with us greater than $120,000 during the past year, other than the aforementioned loans made in the ordinary course of business.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as a director of the Company or its subsidiaries and are excluded from the table below. The compensation received by Mr. Ng as an employee of the Company is provided below in the “Summary Compensation Table.”

Director compensation is reviewed by the Compensation Committee of the Board and adjustments are generally considered every two years. The Committee will engage an outside independent consultant to review director compensation amounts and structure at the same group of peer banks used by the Compensation Committee to review the compensation of senior management. In 2021, the Compensation Committee engaged Meridian Compensation Partners, LLC as its independent compensation consultant for this purpose.

In 2021, non-employee directors received an annual cash retainer of $90,000 and an annual award of $110,000 of common stock. The Lead Independent Director received an additional annual cash retainer of $35,000. The Board believes that the role of a Lead Independent Director is essential to maintaining an independent leadership with respect to matters such as Board oversight, corporate strategy, management succession, internal controls, Board composition and functions, and accountability to stockholders, and therefore the annual cash retainer paid for the Lead Independent Director’s additional service is justified. The essential duties of the Lead Independent Director are explained in further detail in the section titled “Board Leadership Structure” above and in our Corporate Governance Guidelines. The Lead Independent Director also acts as the Board representative to the Company’s strategic advisory council of outside community leaders and is charged with developing strategic networks of new business, for which he received a cash retainer of $70,000 for such additional Board service.

The committee chairs received an additional annual cash retainer as follows: Audit $20,000; Compensation $20,000; Risk Oversight $20,000; Nominating/Corporate Governance $15,000, and BSA/AML & OFAC Compliance $15,000. Non-employee directors also received a meeting fee of $1,500 for each committee meeting attended.

The following table summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Manuel P. Alvarez (1)	N/A	N/A	N/A
Molly Campbell	114,073.40	109,926.60	224,000
Iris S. Chan	117,073.40	109,926.60	227,000
Archana Deskus	99,073.40	109,926.60	209,000
Rudolph I. Estrada	234,573.40	109,926.60	344,500
Paul H. Irving	124,573.40	109,926.60	234,500
Jack C. Liu	126,573.40	109,926.60	236,500
Lester M. Sussman	134,073.40	109,926.60	244,000

(1)	Director Manuel P. Alvarez was appointed as a director of the Company on January 1, 2022 and did not receive any compensation in 2021.

(2)	The Company granted 1,470 shares of the Company’s common stock to each non-employee director on May 28, 2021. The grant date fair value is based on the number of shares granted and the closing price of the Company’s stock on the grant date. The closing price of the Company’s common stock was $74.78 on May 28, 2021. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation—Stock Compensation. See the Company’s Annual Report on Form 10-K, Note 13 - Stock Compensation Plans to the Company’s Consolidated Financial Statements for the year ended December 31, 2021 on the Company’s accounting for share-based compensation plans.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) describes the structure and guiding principles of our 2021 executive compensation program for the Company’s Named Executive Officers, as set forth below.

2021 Named Executive Officers (“NEOs”)	Dominic Ng	Chairman and Chief Executive Officer
	Irene H. Oh	Executive Vice President, Chief Financial Officer
	Douglas P. Krause	Vice Chairman, Chief Corporate Officer
	Parker L. Shi	Executive Vice President, Chief Operating Officer
	Nick Huang	Executive Vice President, Head of Commercial Banking

Mr. Shi joined the Company in March 2021, initially as an independent consultant. In June 2021, Mr. Shi was hired as Executive Vice President, Chief Strategy, Growth, and Technology officer, and was subsequently appointed Executive Vice President, Chief Operating Officer in December 2021. Mr. Huang joined the Company as Executive Vice President, Head of Commercial Banking in November 2021.

2021 Business and Financial Performance Highlights

In 2021, we continued to deliver strong and consistent financial performance. The Company achieved record loans of $41.7 billion, and record deposits of $53.4 billion, and assets of $60.9 billion.

We also outperformed peer banks in terms of ROA, ROE, and total shareholder return (“TSR”). The Compensation Committee believes the Company’s 2021 pay decisions reflected the continued alignment between the Company’s financial and organizational objectives and its executive compensation program. We have outperformed peer banks over time. We consistently achieved a higher ROA and ROE for each of the last three years relative to the median ROA and ROE achieved by (i) our compensation peer group described on page 40 of this Proxy (the “Peer Group”), and (ii) the banks comprising the Keefe, Bruyette and Woods Nasdaq Regional Banking Index (“KRX”).

Company Results Compared to Peers

2021 Return on Assets of 1.47%

1.27%
1.28%
1.59%
0.86%
0.90%
1.16%
1.24%
1.28%
1.47%
2019
2020
2021
Peer Group
KRX
EWBC

2021 Return on Equity of 15.70%

10.88%
9.91%
14.16%
8.22%
7.70%
11.17%
13.25%
10.58%
15.70%
2019
2020
2021
Peer Group
KRX
EWBC

Three-Year Total Shareholder Return ("TSR") of 22%

13%
14%
22%
Peer Group
KRX
EWBC

Our Compensation Philosophy

We designed our executive compensation program to attract and retain talented managers, while rewarding them for delivering on our key financial and strategic goals. Guiding principles of our executive compensation program include:

Overview of Our Executive Compensation Program

With input from our stockholders, we have designed an executive compensation program that aligns pay with measurable achievement of our corporate goals. Our 2021 executive compensation program remained the same as our 2020 structure. The components of each element of our executive compensation program are described in the table below.

2021 Pay Mix for NEOs

The 2021 pay mix for our NEOs highlights the Company’s commitment to align compensation outcomes to results and underscores our compensation philosophy of placing significant emphasis on at-risk, performance-based pay. In 2021, 82% of the CEO’s target pay was at risk and linked to performance-based outcomes. For the other NEOs excluding Messrs. Huang and Shi, 68% of target pay, on average, was at risk and tied to direct performance results.

Compensation-Setting Process and Roles

Role of the Compensation Committee

As outlined in our Corporate Governance Guidelines, the Compensation Committee is responsible for developing and overseeing the Company’s executive compensation policies and programs. The goal of the Compensation Committee is to maintain compensation that is competitive within the markets in which we compete for talent, and which reflects the long-term interests of our stockholders.

The Compensation Committee is responsible for:
● Developing the overall compensation strategy and policies for the Company;
● Developing, evaluating and approving the goals and objectives of the compensation of the CEO;
● Evaluating and approving the individual compensation, including bonus and equity incentive compensation and perquisites of each of the NEOs;
● Establishing the guidelines for stock ownership for executive management;
● With input from the Head of Human Resources and Chief Risk Officer, reviewing our incentive compensation programs to evaluate and ensure that none of them encourage excessive risk;

● Developing and maintaining a balanced compensation strategy of long-term and short-term incentives;
● Retaining outside advisors, including compensation consultants, to provide professional counsel;
● Approving annually the Compensation Committee Report and our Compensation Discussion and Analysis for inclusion in our Proxy Statement; and
● Providing reports to the Board on compensation matters.

Role of the Compensation Consultant

The independent compensation consultant, Meridian Compensation Partners, LLC, reports directly to the Compensation Committee and advises the Compensation Committee on trends and issues in executive compensation and provides comparative compensation information for companies with which the Company competes for talent. The Compensation Committee has the sole authority to retain and oversee the work of the consultants, who do not provide services to Company management. The Compensation Committee evaluates the independence of the consultant annually.

Role of Management

The Company’s Human Resources Department provides additional analysis, administrative support and counsel as requested by the Compensation Committee. Members of management do not recommend, determine, or participate in Committee discussions related to their individual compensation arrangements. The CEO provides executive compensation recommendations for his direct reports, including the other NEOs, but does not participate in discussions related to his own compensation.

2021 Stockholder Advisory Vote on Executive Compensation

Our compensation policies and practices continue to evolve based on input and correspondence submitted from our stockholders, our review of market practices, our consideration of the independent compensation consultant’s advice, our review of reports issued by proxy advisory firms, and the results of the most recent annual “Say-on-Pay” vote by stockholders.

Approximately 96.7% of the votes cast at our 2021 annual meeting of stockholders approved the Company’s 2020 executive compensation. The Compensation Committee views the high approval percentage as an indication that stockholders were generally satisfied with the executive compensation structure and how it was designed.

Use of Peer Group

The Compensation Committee, with input from its independent compensation consultant, reviews at least annually the composition of peer companies against which the Company evaluates itself for compensation purposes. In determining the composition, financial institutions of comparable asset size were the primary factor with additional consideration of other metrics such as market capitalization, revenue, geographic locations, competition for talent, business model, and complexity of operations.

In December 2020, the Compensation Committee approved our compensation peer group which consisted of 24 bank holding companies with similar market capitalization and asset size as the Company (the “Peer Group”). The Company used the same Peer Group as the prior year for 2021 compensation purposes. Our Peer Group’s total assets, as of December 31, 2021, ranged from $30.60 billion to $211.4 billion, with a median total asset size of $66.7 billion. As of December 31, 2021, the median market capitalization of our Peer Group was $8.4 billion, with a range between $3.6 billion and $39.8 billion. With respect to total assets and market capitalization, the Company ranked in the 49th percentile and 65th percentile, respectively, relative to the Peer Group as of December 31, 2021.

The companies in the Peer Group are as follows:

FY 2021 Peer Group
BankUnited, Inc. (NYSE: BKU)	Investors Bancorp (Nasdaq: ISBC)	Regions Financial Corporation (NYSE: RF)
BOK Financial Corporation (Nasdaq: BOKF)	KeyCorp (NYSE: KEY)	Signature Bank (Nasdaq: SBNY)
Comerica Inc. (NYSE: CMA)	New York Community (NYSE: NYCB)	SVB Financial Group (Nasdaq: SIVB)
Commerce Bancshares (Nasdaq: CBSH)	Northern Trust Corporation (Nasdaq: NTRS)	Synovus Financial (NYSE: SNV)
Cullen/Frost Bancshares (NYSE: CFR)	PacWest Bancorp (Nasdaq: PACW)	Umpqua Holdings (Nasdaq: UMPQ)
First Horizon (NYSE: FHN)	People’s United (Nasdaq: PBCT)	Webster Financial (NYSE: WBS)
First Republic Bank (NYSE: FRC)	Popular (Nasdaq: BPOP)	Western Alliance (NYSE: WAL)
Huntington Bancshares (Nasdaq: HBAN)	Prosperity Bancshares (NYSE: PB)	Zions Bancorp (Nasdaq: ZION)

It is important to note that in determining executive compensation, the Compensation Committee does not solely rely on comparative data from the Peer Group. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes there may be meaningful differences between us and our peer companies. The listing of NEOs, for example, may vary amongst our peer companies, with titles, compensation, and tenure that do not readily track with ours. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation but does not use it exclusively to set compensation levels for the CEO or other NEOs. In addition to peer data, the Compensation Committee also uses salary data from published industry sources. Any compensation decisions also consider individual and company performance, the position and tenure, responsibilities within the Company and other factors to determine total compensation for the NEOs. See “Compensation-Setting Process” below for a more detailed discussion.

For purposes of determining long-term incentive awards, the Compensation Committee and its independent compensation consultant determined it would be appropriate to continue benchmarking to banks in the KRX (the “Long-Term Performance Peer Group”). The use of this benchmark compares our performance to a broader index of financial institutions determined by a third party, aligns with our investors’ perspectives and increases the transparency of the Company’s goal setting process.

Compensation-Setting Process

Compensation for the NEOs and certain other executive officers is typically evaluated and set by the Compensation Committee in the first quarter of each year, using the competitive compensation data provided by the independent compensation consultant, peer data, as well as Company business departments and individual performance data. An executive’s compensation is generally established after considering the following factors:

● Competitive pay data for similar jobs and responsibilities in the market;
● The Company’s performance against financial measures;
● The Company’s performance relative to strategic initiatives approved by the Compensation Committee;
● Individual performance and overall contributions;
● The business climate, economic conditions and other factors; and
● The results of the most recent “Say-on-Pay” stockholder vote.

As a rapidly growing organization, we encounter significant competition for top management talent – those individuals with the strategic vision, understanding of specialized industries and the international banking experience necessary to sustain our growth. This challenge to attract and retain qualified personnel has been an important consideration in our compensation decisions, and we expect it will continue to be a significant consideration going forward.

For the CEO, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s performance, evaluates the CEO’s performance against those objectives and approves the CEO’s compensation level based on that evaluation. With assistance from the independent compensation consultant, the Compensation Committee also considers the Company’s Peer Group and other peer data on base pay, performance-based bonus targets and long-term incentive awards when setting compensation types and amounts for the CEO.

The Compensation Committee separately reviews and discusses with the CEO his annual compensation recommendations for the other NEOs. A variety of factors help determine the final approved compensation amounts for the NEOs. For base salary adjustments, compensation data from our Peer Group and survey data for similar jobs and job levels are considered. For annual performance-based bonus payout and long-term incentive awards, the Compensation Committee considers the executive’s achievement against performance goals, along with individual contributions toward Company objectives.

The Compensation Committee does not benchmark to a particular percentile in determining target total direct compensation. Rather, it uses market peer proxy and survey data as a reference point, giving consideration to factors such as tenure, individual performance, any unique circumstances of the NEO’s position based on that individual’s responsibilities, market factors, succession considerations, and retention considerations. We believe this approach drives higher realized compensation when our financial and stock performance is strong and less realized compensation when our financial and/or stock performance is lower.

Elements of Our Executive Compensation Program

Base Salary

Base salary is a fixed portion of compensation delivered in cash to reflect each executive’s role and ongoing performance. NEO base salary levels are typically reviewed annually by the Compensation Committee and adjusted as appropriate, typically to reflect merit, promotions or changes in responsibilities, or market adjustments. When determining any base salary increases, the Compensation Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

Executive	Title	FY2020 Base Salary ($000s)	FY2021 Base Salary ($000s)	% Change
Dominic Ng	Chairman and CEO	$1,275.0	$1,275.0	0.0%
Irene H. Oh	Executive Vice President, Chief Financial Officer	$638.6	$651.4	+2.0%
Douglas P. Krause	Vice Chairman, Chief Corporate Officer	$520.0	$546.0	+5.0%
Parker L. Shi	Executive Vice President, Chief Operating Officer	--	$800.0	--
Nick Huang	Executive Vice President, Head of Commercial Banking	--	$750.0	--

Performance-Based Bonus Plan

Our NEOs participate in the Company’s Performance-Based Bonus Plan that provides rewards based on annual corporate and individual performance. Each NEO is assigned a bonus target, stated as a percentage of the individual’s annual base salary. Mr. Shi joined the Company in June 2021, and his 2021 actual bonus is pro-rated based on the months of employment. Mr. Huang joined the Company in November 2021 and was not eligible to participate in the annual performance-based bonus in 2021.

The Compensation Committee developed the Performance-Based Bonus Plan to reward executives for achieving critical Company-wide financial metrics and strategic goals (collectively, “Corporate Goals”) and departmental or individual goals. The program in 2021 was structured similarly to the program in 2020 with the following features:

● Target incentive opportunities are defined as a percentage of base salary and remained the same as in 2020;
● Corporate Performance was measured 70% based on financial performance and 30% based on strategic goals; and
● Individual Performance was measured by goals determined for executives (other than the CEO, whose bonus is paid 100% based on corporate performance).

The financial, strategic and individual goal weights for each NEO were determined as follows:

Executive	Title	Target Bonus % of Salary	Corporate Performance		Individual
			Financial	Strategic
Dominic Ng	Chairman and CEO	100%	70%	30%	--
Irene H. Oh	Executive Vice President, Chief Financial Officer	80%	35%	15%	50%
Douglas P. Krause	Vice Chairman, Chief Corporate Officer	80%	35%	15%	50%
Parker L. Shi	Executive Vice President, Chief Operating Officer	100%	21%	9%	70%
Nick Huang	Executive Vice President, Head of Commercial Banking	n/a	n/a	n/a	n/a

2021 Financial Metrics

Financial metrics comprised 70% of the Performance-Based Bonus Plan Corporate Goals. On an annual basis, the Company evaluates the performance metrics used, and modifies the metrics and the weightings as deemed appropriate. In 2021, the Company updated the metrics to more closely align with its priorities. As the Company entered its second year of navigating the uncertainties arising from COVID, the 2021 financial metrics focused primarily on growing earnings, total loans, and PTPP income while managing domestic cost of deposits and credit quality. The weighting allocations consisted of 55% on growth, including adjusted EPS, PTPP income, and average total loan (excluding PPP), and 45% on deposits cost and credit quality. Specific to the growth metrics, the weightings were 20% for adjusted EPS, 15% for PTPP income, and 20% for average total loan growth (excluding PPP). The balance of the weightings consisted of 15% for YTD domestic cost of deposits and a total of 30% for credit quality of classified loans ratio (15%) and for special loan ratio (15%).

For 2021, target adjusted EPS was set at 25% higher than the actual 2020 adjusted EPS. Target PTPP income and loan growth for 2021 were set to be 3% and 6% higher, respectively, than 2020 results, which positioned the Company at the top quartile (ranked in the 76th percentile and 82nd percentile, respectively) against the same metrics provided in the Peer Group’s management guidance and outlook for 2021. YTD domestic cost of deposits was set at 0.15%, compared to 0.43% as of December 31, 2020. For credit quality, target metrics for classified loans and special mention loans ratios were set to be equivalent to the average ratios for 2020, with a maximum threshold based on both metrics reaching pre-pandemic levels.

The 2021 financial metrics, measured against actual results, are summarized as follows:

Metric	Threshold	Target	Maximum	Achievement (Payout)
Adjusted EPS (20% Wtg.)	$4.54	$4.94	$5.21	$6.10 (200%)
Pre-tax, Pre-provision Income (PTPP) Growth (15% Wtg.)	1.00%	3.00%	5.00%	17.10% (200%)
Average Total Loan Growth (Excl. PPP) (20% Wtg.)	1.00%	6.00%	8.00%	7.80% (190%)
FYE Cost of Domestic Deposits (15% Wtg.)	0.20%	0.15%	0.12%	0.11% (200%)
Classified Loans Ratio [(1)] (15% Wtg.)	1.90%	1.70%	1.50%	1.47%[(1)] (200%)
Special Mention Loans Ratio [(1)] (15% Wtg.)	1.90%	1.62%	1.50%	1.07%[(1)] (200%)
Total Financial Payout	50%	100%	200%	198%

(1)	Achievement of metric is calculated using the average of the four quarterly ratios in 2021. For reference, as of December 31, 2021, the classified loans ratio was 1.08% and the special mention loans ratio was 0.92%.

2021 Strategic Metrics and Results

In determining the 2021 Performance-Based Bonus payouts for the strategic component, the Compensation Committee evaluated management’s performance in three key strategic areas: Bridge Banking, Operational Excellence, and Leadership Development and Succession Planning.

The Board recognized that the Company continued to invest in our future on technological and digital innovation, recruited and retained top talent, enhanced our cross-border businesses to drive growth, and strengthened our risk and control environment. By prioritizing the development of a comprehensive executive leadership program, the Company created a highly effective management development initiative and a rigorous talent review process that identifies and retains top talent.

Bridge Banking

●

Managed leadership transition in our China subsidiary and our bridge banking business leadership; and

●

Improved financial performance in China and Hong Kong, and increased cross-border business and revenue in U.S., China and Hong Kong.

Operational Excellence

●

The Company capitalized on profitable opportunities by accelerating our digital and geographical footprints, while continuing to focus on prudent risk management and pandemic health/safety;

●

Expanded the digital platform adoption for consumer customers by increasing the number of active customers using online banking and/or digital app;

●

Strengthened risk management by implementing credit culture named “ACCRUES” across credit supervision team and frontline business units. Substantially improved collaboration and process improvement between credit team and frontline teams;

●

Accelerated expansion of footprint outside of California; and

●

Effectively managed a smooth return-to-office arrangement and kept the workforce productive throughout 2021.

Leadership Development and Succussion Planning	● Continued to develop leaders at the most senior level and created talent program to accelerate the development of top talent; and ● Recruited new leaders in key positions

At its March 2022 meeting, the Compensation Committee approved the achievement of the executive team’s efforts at 108% for this component.

2021 Individual Metrics

The Board considered that under Mr. Ng’s leadership, the Company continued to build upon its strong financial momentum from prior years. In 2021, the Company achieved record earnings of $6.10 per diluted share, up by 54% from the previous year, record net income of $873 million, record revenue of $1.8 billion, assets of $60.9 billion, record loans of $41.7 billion, and record deposits of $53.4 billion. In addition, the Company reported a return on average assets of 1.47%, return on average equity of 15.7%, and return on average tangible equity of 17.2% for 2021, as well as delivered three-year TSR of 22% compared to the Peer Group’s 13% and KRX’s 14%. For its financial results, the Company was ranked No. 1 performing bank among the 300 largest publicly traded U.S. banks by Bank Director scorecard. The Board recognized that under Mr. Ng’s leadership, the Company continues to deploy bridge banking strategy, invest in our technological and digital transformation, improve operational excellence, strengthen our risk and control environment, and actively promote leadership development and retain top talent.

For the other NEOs, the Compensation Committee concluded as follows: (i) Ms. Oh continued to lead the finance functions, including accounting, financial planning and analysis, investor relations, treasury, tax and facilities; further, she also led fee income business units, including foreign exchange, derivative contracts, and cash management; (ii) Mr. Krause provided leadership in credit management, strengthened credit culture, and significantly improved asset quality in 2021 while supporting strong loan growth; he also led compliance, CRA efforts, external relations, and security; (iii) Mr. Shi led corporate development strategy and alignment, directed technology transformation in the consumer banking units, and oversaw day-to-day operations across the Company; and (iv) Mr. Huang joined the Company in late 2021 and did not have individual goals in 2021.

2021 Performance-Based Bonus for NEOs

After taking into account the Company’s financial and strategic performance, the Compensation Committee determined that the NEOs had a payout of 171% for the corporate component, which consisted of a 198% payout for the financial metrics (70% weighting) and a 108% payout for the strategic metrics (30% weighting). Payouts for the individual component (excluding the CEO) ranged from 89% to 95%. Overall payouts (excluding the CEO) ranged from 118% to 132%.

For 2021, each NEO was awarded the performance-based bonus amounts set forth in the table below. Mr. Shi joined the Company in June 2021, and his 2021 actual bonus payout amount was pro-rated based on the month of employment. Mr. Huang joined the Company in November 2021 to oversee commercial lending and operations in Asia. Because he joined late in the year, he was not eligible to participate in the annual performance-based bonus in 2021.

		Target Weightings			2021 Payout (as a % of Target)
Executive	Target Bonus as % Salary	Corporate Performance		Individual	Corporate Performance		Individual	Total Payout
		Financial	Strategic		Financial	Strategic
Dominic Ng	100%	70%	30%	-	198%	108%	-	171%
Irene H. Oh	80%	35%	15%	50%	198%	108%	89%	130%
Douglas P. Krause	80%	35%	15%	50%	198%	108%	94%	132%
Parker L. Shi	100%	21%	9%	70%	198%	108%	95%	118%
Nick Huang	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Long-Term Incentive (“LTI”) Awards

LTI awards are compensation awards designed to align the compensation of our executive officers to stockholder returns. These awards are generally granted as stock in the first quarter of each year, allowing the Compensation Committee adequate time to evaluate prior year performance. When determining the annual LTI awards for our executive officers, the Compensation Committee believes it is important to take into account not only the grant date values included in the “Summary Compensation Table,” but also to consider the effect of the year-end value of our stock on those awards over time. The timing of the grants generally follows the filing of the Company’s annual report on Form 10-K and occurs before the start of the Company’s “blackout period,” during which insiders may not engage in Company stock transactions. LTI awards issued in 2021were granted under the Company’s 2016 Stock Incentive Plan, as amended (the “2016 Stock Incentive Plan”), which is the Company’s current omnibus stockholder-approved plan for equity awards to employees.

One hundred percent of the value of LTI awards granted to our NEOs is made through performance-based restricted stock units (“PSUs”). Awards are subject to three one-year performance periods (for example, January 1, 2021, through December 31, 2021, January 1, 2022, through December 31, 2022, and January 1, 2023, through December 31, 2023, for awards granted in 2021), and are payable at the end of the three-year period. Each year, an NEO is eligible to earn a “target” number of PSUs equal to one third of the total PSUs granted based on actual performance. As described below, the actual number of

PSUs earned may be higher or lower than the target amount depending on the Company’s financial performance that year relative to the Long-Term Performance Peer Group, which is defined as the banks in the KRX. The actual number of PSUs earned in a year can range from 0% to 200% of the target PSUs. The Compensation Committee believes this practice further aligns our compensation program with industry best practices for LTI awards and reflects an appropriate balance between financial reward and long-term performance.

Metric	Weighting	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
ROA	37.5%	30th percentile	50th percentile	>= 80th percentile
ROE	37.5%	30th percentile	50th percentile	>= 80th percentile
TSR	25%	30th percentile	50th percentile	>= 80th percentile

In determining the amount of equity awards granted to each NEO, the Compensation Committee considers its overall long-term incentive guidelines for all NEOs, while taking into account the competitive market for executive talent, and the benefits of incentive compensation tied to performance of the Company’s common stock. As described above, the Compensation Committee also considers the Company’s financial performance relative to the Long-Term Performance Peer Group in determining the actual number of PSUs awarded in a particular year. In 2020, the Company’s ROA and ROE of 1.16% and 11.17% respectively, were above the 2020 median ROA and ROE of 0.90% and 7.70% respectively, for the Long-term Performance Peer Group, and ranked 80th percentile and 92nd percentile relative to the Long-term Performance Peer Group. The Company’s TSR in 2020 ranked 94th percentile relative to the Long-term Performance Peer Group. Taking into account the various factors above, the Compensation Committee approved the 2021 LTI awards for each NEO, which are summarized in the table below. The Company calculates the aggregate grant date fair value of awards as of the date of grant in accordance with the same standard it applies for financial accounting purposes. In addition to their annual PSUs, Messrs. Ng and Krause and Ms. Oh were each granted an award of 30 RSUs on February 12, 2021, as part of the Spirit of Ownership Program. (1)

Upon joining the Company, Mr. Parker received a sign-on grant of 4,305 RSUs on June 14, 2021, and an additional grant of 13,237 RSUs on December 1, 2021, in connection with his appointment to Executive Vice President, Chief Operating Officer. Upon joining the Company, Mr. Huang received a sign-on grant of 3,573 RSUs on November 15, 2021.

NEO	2021 Target PSUs	2021 RSUs
Dominic Ng	65,194	30
Irene H. Oh	10,294	30
Douglas P. Krause	8,922	30
Parker L. Shi	0	17,542
Nick Huang	0	3,573

PSU Payouts

The PSUs awarded in 2019 had three one-year performance periods, with the last performance period ending on December 31, 2021. The Compensation Committee determined that the PSUs paid out at 150% for 2019, 199.4% for 2020, and 196.9% for 2021 of target based on the Company’s performance for ROA (37.5% weighting), ROE (37.5% weighting), and TSR (25% weighting) relative to the Long-Term Performance Peer Group. Please refer to the Option Exercises and Stock Vested table on

(1)	The Spirit of Ownership Program applies to all employees of the Company and was launched in 1998 with the premise that each employee is a shareholder, with a vested stake in the Companyfs long]term success, growth and profitability.

page 55 for the number of shares each NEO earned. Messrs. Shi and Huang joined the Company in 2021 and did not participate in the 2019-2021 PSU program.

The PSUs awarded in 2020 have three one-year performance periods. The first two performance periods ended on December 31, 2020 and December 31, 2021, respectively. The Compensation Committee determined that the PSUs were earned at 199.4% of target in 2020 and 196.9% of target in 2021 based on the Company’s performance for ROA (37.5% weighting), ROE (37.5% weighting), and TSR (25% weighting) relative to the Long-Term Performance Peer Group. The last performance period ends on December 31, 2022. Earned shares will not be payable until the end of the third year.

The PSUs awarded in 2021 have three one-year performance periods. The first performance period ended on December 31, 2021. The Compensation Committee determined that the PSUs were earned at 196.9% of target in 2021 based on the Company’s performance for ROA (37.5% weighting), ROE (37.5% weighting), and TSR (25% weighting) relative to the Long-Term Performance Peer Group. The second and last performance periods end on December 31, 2022 and December 31, 2023, respectively. Earned shares will not be payable until the end of the third year.

Retirement Programs and Perquisites

Our NEOs receive the same customary benefits as all other employees, including medical, dental, life, disability, vacation cash-out, and a 401(k) Plan, which includes company matching contributions. The NEOs are eligible to participate in the same plans and to the same extent as most other salaried employees. Employees are allowed to cash out their earned vacation once a year if they meet both vacation usage and time away from work requirements set by the Company. The Company maintains a non-qualified deferred compensation plan (“Deferred Compensation Plan”) to help attract and retain executives and key employees. Our Deferred Compensation Plan provides NEOs and other key employees the opportunity to defer a specified percentage of their annual base salary and/or their bonus under the annual cash bonus plan (in each case, up to 80%). In 2021, one NEO, Mr. Shi, participated in the Deferred Compensation Plan. The deferred amounts are credited to a participant’s account and are immediately vested. Amounts in a participant’s account are then hypothetically or “notionally” invested in one or more investment funds selected by such participant, with gains or losses adjusted based on the rate of return on the assets in each notional investment fund. The available investment funds used to track such notional investment returns are substantially the same as those offered under our 401(k) Plan. Returns on participant contributions are not guaranteed. The Company has the discretion to make contributions to the Deferred Compensation Plan on behalf of its participants. In 2021, the Company did not make any such contributions to the Deferred Compensation Plan.

In general, the NEOs do not have different or greater benefits than other employees with the exception of financial planning services, the use of a Company-owned car for the CEO, and an automobile allowance for the Head of Commercial Banking. The financial planning services are intended to help ensure compliance by the CEO with all applicable tax and regulatory requirements. For certain executives, the use of a company car and automobile allowance are permitted in recognition of their extensive business-related travel. The Compensation Committee reviews the perquisites provided to the NEOs annually as part of their overall review of executive compensation. Based on a review of competitive pay data provided by its external independent compensation consultant, the Compensation Committee determined that the perquisites provided in 2021 are within an appropriate range of competitive compensation practices relative to our Peer Group. Details about the NEOs perquisites, including the cost to the Company, are shown in the “Summary Compensation Table” under the “All Other Compensation” column on page 52 together with the accompanying footnotes.

Other Compensation Policies and Information

In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. Over the years, it has adopted policies, including those described below, to further align executive compensation with performance and what the Company believes is in the best interest of the stockholders.

Stock Ownership Guidelines

The Company maintains the following stock ownership and holding guidelines for our NEOs and they are reviewed periodically by the Nominating/Corporate Governance Committee.

CEO	6x annual base salary
NEOs (other than CEO)	1x annual base salary

NEOs have additional holding requirements for stock acquired as part of their compensation. NEOs shall hold until retirement at least 51% of any stock acquired upon the exercise of stock options (net of taxes and net of the grant price paid) and at least 51% of any stock received upon vesting (net of taxes) of restricted stock or RSUs.

The Nominating/Corporate Governance Committee reviews compliance with the guidelines annually, and all NEOs met the stock ownership and holding guidelines for 2021.

Clawbacks for Any Restatement; Executive Compensation Recovery Policy

The Company has adopted an Executive Compensation Recovery Policy for our NEOs, which was approved by the Compensation Committee in 2012. Under this policy, all annual performance-based bonus payments and annual LTI awards that are based upon the Company’s financial performance may be subject to clawback in the event of a restatement of the Company’s financial statements. The clawback will be required without regard for the reason of the restatement, and the affected officers will be required to repay the Company the amount of any incentive payment or incentive award received in excess of what would have been paid based on the restated numbers.

Trading Restrictions; No Hedging or Pledging of Common Stock

As provided in the Company’s Insider Trading Policy, it is against Company policy for any employee, including any executive officer, to engage in speculative transactions in Company securities, which include but are not limited to trades in puts or calls in Company securities or selling Company securities short. In addition, under our Insider Trading Policy, it is against Company policy for NEOs to pledge shares of common stock in the Company for any purpose.

No Tax Gross Ups

We do not provide for any tax gross ups of excise or other taxes on severance payments or in connection with a change in control.

Compensation Program Risk Analysis

The Compensation Committee reviews the Company’s compensation policies and practices for our NEOs and other employees. The Compensation Committee has determined that our incentive compensation programs are not reasonably likely to have a material adverse effect on the Company. To conduct this review, the Company annually completes an inventory of its incentive compensation plans and policies. This evaluation covers a wide range of practices and policies including: the balanced mix between pay elements; short-term and long-term programs; caps on incentive payouts; governance controls in place to establish, review and approve goals; use of multiple performance measures; Compensation Committee discretion on individual awards; use of Stock Ownership Guidelines; use and provisions in severance/change of control policies; use of the Executive Compensation Recovery Policy, and Compensation Committee oversight of compensation programs.

The Compensation Committee, along with the independent compensation consultant, determined that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The following Compensation Committee Report is not deemed to be “soliciting material,” or to be “filed” with the SEC and is not to be incorporated by reference in any other filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates this Report into any such filing by reference.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the East West Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2021.

THE COMPENSATION COMMITTEE

Jack C. Liu, Chairman Molly Campbell Lester M. Sussman

Summary Compensation Table

The NEOs only receive compensation for services as executive officers and employees of the Bank, and no separate compensation is paid for their services to the Company. The table below and the accompanying footnotes summarize the 2021, 2020, and 2019 compensation for the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($) (4)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)

Dominic Ng	2021	$1,275,000	-	$5,065,596	-	$2,181,270	$127,306	$8,649,172
Chairman and Chief	2020	1,275,000	-	4,487,082	-	1,034,025	137,668	6,933,775
Executive Officer	2019	1,262,308	-	5,100,074	-	930,750	120,109	7,413,241
Irene H. Oh	2021	649,358	-	801,528	-	677,818	15,555	2,144,259
Executive Vice President	2020	635,524	-	749,529	-	414,324	22,012	1,821,389
and Chief Financial Officer	2019	608,154	-	822,634	-	400,644	14,985	1,846,417
Douglas P. Krause	2021	541,900	-	694,926	-	578,542	25,150	1,840,518
Vice Chairman and Chief	2020	516,692	-	560,159	-	439,088	41,932	1,557,871
Corporate Officer	2019	496,615	-	617,481	-	324,400	32,984	1,471,480
Parker L. Shi	2021	400,769(5)	150,000	1,300,071	-	519,520	392,367	2,762,727
Executive Vice President	2020	-	-	-	-	-	-	-
and Chief Operating Officer	2019	-	-	-	-	-	-	-
Nick Huang	2021	100,962(5)	518,750	300,061	-	-	84,751	1,004,524
Executive Vice President and Head of Commercial	2020	-	-	-	-	-	-	-
Banking	2019	-	-	-	-	-	-	-

(1)	Represents the aggregate grant date fair values of the RSUs and performance-based RSUs granted in 2021, 2020, and 2019 in accordance with FASB ASC Topic No. 718, Compensation—Stock Compensation. See the Company’s Annual Report on Form 10-K, Note 13 - Stock Compensation Plans to the Company’s Consolidated Financial Statements for the year ended December 31, 2021 on the Company’s accounting for share-based compensation plans. With the exception of Mr. Shi and Mr. Huang’s 2021 RSU awards, and the broad employee RSU grant, all other NEO equity awards are performance-based with payouts that depend on the probable outcome of the performance criteria and the price of the Company’s common stock on the award certification date. For the 2021 performance-based RSUs, assuming that the highest level of performance conditions will be achieved, the grant date fair value of the maximum awards for the NEOs would be as follows: for Mr. Ng, $8,626,081; for Ms. Oh $1,362,013; and $1,180,411 for Mr. Krause.

(2)	Represents incentive compensation earned under our Performance-Based Bonus Plan in 2022, 2021, and 2020 related to years 2021, 2020, and 2019, respectively. Mr. Shi joined the Company in June 2021 and his payout amount was pro-rated based on the month of employment. Mr. Huang joined the Company in November 2021 and was not eligible to participate in the annual Performance-Based Bonus Plan for 2021.

(3)	Includes: for Mr. Ng, (i) Financial planning and administrative services of $47,000, (ii) Vacation cash-out $63,750, (iii) Company contributions under its 401(k) Plan of $13,050 and (iv) auto usage of $3,506; for Ms. Oh, (i) Vacation cash-out $2,505 and (ii) Company contributions under its 401(k) Plan of $13,050; for Mr. Krause, (i) Company contributions under its 401(k) Plan of $13,050 and (ii) Vacation cash-out $12,100; for Mr. Shi, Company contributions under its 401(k) Plan of $4,569 and (ii) consulting fee of $387,798; for Mr. Huang, (i) Housing and moving allowance of $82,328 and (ii) auto usage of $2,423. These amounts reflect the Company’s actual costs to provide the perquisites or other personal benefits to the NEOs.

(4)	Includes: Mr. Shi’s sign-on bonus of $150,000; Mr. Huang’s sign-on bonus of $400,000 and discretionary bonus of $118,750.

(5)	Mr. Shi and Mr. Huang’s 2021 salary reflect the actual days employed by the Company.

The table below summarizes all plan-based awards granted by the Compensation Committee to the NEOs in 2021.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock Award ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dominic Ng	02/12/2021							30	2,015
	03/04/2021	637,500	1,275,000	2,550,000	32,597	65,194	130,388	-	5,063,581
Irene H. Oh	02/12/2021							30	2,015
	03/04/2021	260,549	521,098	1,042,195	5,147	10,294	20,588	-	799,513
Douglas P. Krause	02/12/2021							30	2,015
	03/04/2021	218,400	436,800	873,600	4,461	8,922	17,844	-	692,911
Parker L. Shi	06/14/2021							4,305	300,015
	12/01/2021							13,237	1,000,055
Nick Huang	11/15/2021							3,573	300,061

(1)	These grants show the potential payment for our NEOs under our formula-based Performance-Based Bonus Plan. Additional information regarding the Performance-Based Bonus Plan is discussed in the section Compensation Discussion and Analysis – Elements of our Executive Compensation Program in this Proxy Statement. The actual payments the NEOs received are based upon the performance attained and are included in the Non-Equity Incentive Plan Compensation column in the “Summary Compensation Table” above.
(2)	Represents performance-based RSUs that cliff vest on March 4, 2024, assuming that the employee remains employed through such date. Vesting is subject to meeting pre-established performance goals over multiple performance periods with the last performance period ending on December 31, 2023. Dividends are accrued and paid at the time of vesting. Actual payout may range from zero to the maximum number of performance-based RSUs. Awards will be paid out 100% in stock in a number of shares equal to the number of performance-based RSUs vested. The target units represent the target number of performance-based RSUs granted on the grant date, and the Company’s TSR, ROA and ROE performance at the 50th percentile compared to the performance of the banks comprising the KRX for each year, representing a payout of 100%. Threshold units represent the Company’s TSR, ROA and ROE performance at the 30th percentile compared to the KRX for each year, resulting in a payout of 50% of the target number of performance-based RSUs. Maximum units represent the Company’s TSR, ROA and ROE performance at the 80th percentile and above compared to the banks comprising the KRX for each year, resulting in a payout of 200% of the target number of performance-based RSUs. The actual percentage payout would be linearly interpolated between the 30th percentile of the TSR, ROA and ROE performance (50% payout), the 50th percentile of the TSR, ROA and ROE performance (100% payout) and the 80th percentile of the TSR, ROA and ROE performance (200% payout). TSR is weighted at 25%, ROA and ROE are weighted equally at 37.5% each.
(3)	Represents RSUs granted on February 12, 2021 as part of the all employee Spirit of Ownership Program for Mr. Ng, Ms. Oh, and Mr. Krause, a sign-on grant on June 14, 2021 for Mr. Shi and an additional grant on December 1, 2021, in connection with his appointment to Executive Vice President, Chief Operating Officer, and a sign-on grant on November 15, 2021 for Mr. Huang. All RSUs cliff vest three years from the date of grant.
(4)	The assumptions applied in determining the grant date fair value are the same as those set forth in footnote 1 to the “Summary Compensation Table” above.

The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2021. There were no outstanding option awards held by NEOs as of December 31, 2021. With the exception of (i) the RSUs granted on February 4, 2019, January 24, 2020, and February 12, 2021 as part of the all-employee Spirit of Ownership Program, (ii) Mr. Shi’s sign-on and additional RSUs granted in 2021 and (iii) Mr. Huang’s sign-on RSUs granted in 2021, all of the outstanding equity awards are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of the Company’s common stock on the award certification date. The performance-based awards have a term of three years and will vest based on the achievement of the applicable performance criteria.

Outstanding Equity Awards at Year-End

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stocks That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Dominic Ng	02/04/2019	39	(3)	3,069	-		-
	03/06/2019	169,882	(4)	13,366,316	-		-
	01/24/2020	41	(3)	3,226	-		-
	03/04/2020	148,892	(5)	11,714,823	75,151	(5) (7)	5,912,881
	02/12/2021	30	(3)	2,360	-		-
	03/04/2021	42,784	(6)	3,366,245	86,926	(6) (7)	6,839,338
Irene H. Oh	02/04/2019	39	(3)	3,069	-		-
	03/06/2019	27,346	(4)	2,151,583	-		-
	01/24/2020	41	(3)	3,226	-		-
	03/04/2020	24,816	(5)	1,952,523	12,526	(5) (7)	985,546
	02/12/2021	30	(3)	2,360	-		-
	03/04/2021	6,756	(6)	531,562	13,726	(6) (7)	1,079,962
Douglas P. Krause	02/04/2019	39	(3)	3,069	-		-
	03/06/2019	20,510	(4)	1,613,727	-
	01/24/2020	41	(3)	3,226	-		-
	03/04/2020	18,530	(5)	1,457,940	9,353	(5) (7)	735,894
	02/12/2021	30	(3)	2,360	-		-
	03/04/2021	5,856	(6)	460,750	11,896	(6) (7)	935,977
Parker L. Shi	06/14/2021	4,305	(3)	338,717	-		-
	12/01/2021	13,237	(3)	1,041,487	-		-
Nick Huang	11/15/2021	3,573	(3)	281,124	-		-

(1)	Represents grants of performance-based RSUs. The vesting of the performance-based RSUs is subject to meeting the three-year service condition from the grant date and pre-established performance goals in each of the three years ending December 31 of the respective year. Dividends are accrued on the performance RSUs and paid at the time of vesting.

(2)	The amounts shown represent the number of shares or units shown in the column immediately to the left multiplied by the closing price on December 31, 2021 of the Company’s common stock as reported on Nasdaq, which was $78.68.

(3)	Reflects RSUs that will cliff vest three years from the date of grant, assuming that the employee remains employed through such date

(4)	This equity granted on March 6, 2019 cliff vested on March 6, 2022.

(5)	This equity RSU granted on March 4, 2020 cliff vests on March 4, 2023, assuming that the employee remains employed through such date.

(6)	This equity granted on March 4, 2021 cliff vests on March 4, 2024, assuming that the employee remains employed through such date.

(7)	Reflects the maximum potential payout, but the actual number of shares ultimately paid out may vary from the amount shown on the table, with the possibility of payout, ranging from no payout to maximum payout depending on the outcome of the performance criteria.

The following table summarizes, for the NEOs, the option exercises and stock awards vested during 2021. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized are shown on a before-tax basis.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Dominic Ng	-	-	110,856	8,512,403
Irene H. Oh	-	-	17,271	1,326,011
Douglas P. Krause	-	-	12,345	947,743
Parker L. Shi	-	-	-	-
Nick Huang	-	-	-	-

(1)	The amount represents the number of shares vested multiplied by the closing price of the Company’s common stock on the Nasdaq on the vesting date. It excludes any reduction in value associated with the cancellation of shares for tax withholding purposes.

The following table summarizes information about NEO participation in our nonqualified Deferred Compensation Plan, which is described on page 49 above, in the “Retirement Programs and Perquisites” section. In 2021, Mr. Shi was the only NEO who participated and made contribution to the Deferred Compensation Plan.

Nonqualified Deferred Compensation Table

Nonqualified Deferred Compensation in 2021
Name	Executive Contributions in 2021 ($) (1)	Registrant Contributions in 2021 ($)	Aggregate Earnings in 2021 ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2021 ($)
Dominic Ng	-	-	-	-	-
Irene H. Oh	-	-	-	-	-
Douglas P. Krause	-	-	-	-	-
Parker L. Shi	132,308	-	2,102	-	134,410
Nick Huang	-	-	-	-	-

(1)	The amounts included in this column are included in the Summary Compensation Table for 2021 as “Salary.”

(2)	Reflects hypothetical or “notional” gains on account balances based on the NEO’s selected investments.

Retirement Plans

We have two retirement plans. Our 401(k) Plan is a qualified retirement plan under the Internal Revenue Code of 1986, as amended (the “Code”), and is open to all employees of the Company and its subsidiaries with at least three months of service.

We also have a Supplemental Executive Retirement Plan (“SERP”) which was established in 2001 in order to provide supplemental retirement benefits to certain employees whose contributions to the 401(k) Plan are limited under applicable Internal Revenue Service regulations. The SERP was also intended as a retention incentive to ensure the continued employment of the officers participating in the plan. As of December 31, 2021, none of our NEOs were participants in the SERP.

As part of the life insurance contracts purchased when the SERP was established, beneficiaries of the SERP participants would be entitled to a death benefit. Although Mr. Ng and Mr. Krause are not currently participants in the SERP, each was at the time it was established in 2001 and death benefits for their beneficiaries remain in effect. As of December 31, 2021, Mr. Ng’s beneficiaries would be entitled to death benefits of $21,580,000 and Mr. Krause’s beneficiaries would be entitled to death benefits of $7,740,000 under the SERP.

Employment Agreements and Potential Payments upon Termination or Change in Control

The Bank, the Company’s principal subsidiary, has entered into employment agreements with the NEOs with the exception of Mr. Huang. This is intended to ensure that the Bank will be able to maintain a stable and competent management base.

Chief Executive Officer

The Bank entered into an employment agreement with its CEO, Mr. Ng, in June 1998 in connection with the sale of the Bank by its prior stockholders (the “Ng Employment Agreement”). The Ng Employment Agreement was reapproved by the Board and amended on March 4, 2021 to provide for a termination date of March 4, 2024. In addition to base salary and bonus to be determined annually, the employment agreement provides for, among other things, use of a Company car, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Ng’s employment for any reason other than for Cause (as defined in the Ng Employment Agreement), or in the event of Mr. Ng’s resignation from the Bank upon (i) failure to re-elect him to his current offices; (ii) a material change in functions, duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the employment agreement by the Bank; or (vi) his death or permanent disability, Mr. Ng, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement or (ii) three times the base salary currently in effect plus three times the preceding year’s bonus payable in a lump sum.

Under the assumption that Mr. Ng’s employment with the Company was terminated on December 31, 2021, for any reason other than Cause, he would be entitled to receive severance payments totaling $10,458,913. Also, if Mr. Ng’s employment with the Company was terminated for any reason other than Cause, his outstanding and unvested stock options (if any), time-based and performance-based RSUs would become fully vested. If Mr. Ng’s employment with the Company was terminated on December 31, 2021, for any reason other than Cause, the market value of his RSUs, which would accelerate in vesting, was $34,832,147 based on the closing price of the Company’s common stock as of that date.

Chief Financial Officer

On December 21, 2016, the Bank entered into an Executive Employment Agreement with its Chief Financial Officer, Ms. Oh (the “Oh Employment Agreement”). The Oh Employment Agreement, effective as of December 21, 2016, had an initial term of two years and was subject to annual renewal thereafter as may be agreed by the Bank’s Board of Directors and Ms. Oh. The Oh Employment Agreement was reapproved by the Board and amended December 21, 2021 to provide for a termination date of December 21, 2022.

The Oh Employment Agreement provides that Ms. Oh will receive an annual base salary, subject to periodic review and increase, and will be eligible to participate in an annual performance-based bonus plan. However, any actual bonus for any given year will be determined and paid in accordance with the Bank’s annual bonus plan arrangements applicable to senior executives generally. Ms. Oh will also be eligible to receive annual stock grants as approved by the Board. In addition, Ms. Oh will be entitled to participate in all employee benefit plans and perquisite arrangements available to senior executives of the Bank and shall receive reimbursement of reasonable business expenses. Ms. Oh’s employment with the Bank may be terminated by the Bank with or without Cause (as defined in the Oh Employment Agreement), in the event of disability (as defined in the Oh Employment Agreement) or death.

The Bank may terminate Ms. Oh’s employment with the Bank at any time without Cause, for any reason or no reason at all, upon one month advance written notice. In addition, it shall be considered termination without Cause by the Bank if Ms. Oh terminates her employment due to: (i) relocation of her office more than 50 miles from its current location in Pasadena, California without her consent; (ii) any material breach by the Bank of her employment agreement or any other material agreement between her and the Bank which causes her material harm; or (iii) if, following a Change of Control, the successor does not assume all material obligations of the Bank to her. It shall also be considered termination without Cause if without Ms. Oh’s consent, (a) the Oh Employment Agreement is not, whether initially or with respect to any subsequent renewal period, renewed or approved by the Bank’s Board (other than in connection with a for Cause event), and (b) within one month following the end of the then-current employment term, Ms. Oh resigns from the Bank.

In the event of termination of Ms. Oh’s employment by the Bank without Cause, and contingent upon Ms. Oh’s execution and non-revocation of a general release of claims, the Bank shall pay to Ms. Oh the following: (i) a single lump sum amount consisting of an amount equal to two times of Ms. Oh’s then annual base salary and an amount equal to the annual cash bonus payout last received by Ms. Oh; and (ii) any annual bonus earned but unpaid with respect to a performance year ending on or preceding the date of termination. Under the assumption that Ms. Oh’s employment with the Company was terminated on December 31, 2021, for any reason other than Cause, she would be entitled to receive severance payments totaling $1,980,562.

In addition, any equity awards would continue to vest according to the grant date schedules, provided that performance RSUs will be settled based on performance unit goal achievement, except that if such termination of employment occurs within two years after a Change of Control (as defined in the Oh Employment Agreement), any performance RSUs will be settled as follows: (i) any RSUs for which the performance period has lapsed will continue to vest based on performance unit goal achievement, and (ii) any RSUs for which the performance period has not lapsed will be converted into time-based units based on the target performance level. The outstanding equity awards held by Ms. Oh as of December 31, 2021 are disclosed in the table on page 54 under “Outstanding Equity Awards at Year-End.”

In the event of a termination of Ms. Oh’s employment as the result of her death or due to disability, Ms. Oh or her beneficiary will be entitled to receive (i) the Accrued Obligations (as defined in the Oh Employment Agreement) and (ii) any annual bonus earned but unpaid with respect to a performance year ending on or preceding the date of termination. The Oh Employment Agreement also provides that if Ms. Oh’s employment terminates as a result of death or disability, all unvested RSUs that have been granted prior to the date of death or disability shall immediately vest. The market value on December 31, 2021 of her RSUs which would have accelerated in vesting as a result of her death or disability would have been $5,677,077.

Vice Chairman and Chief Corporate Officer

The Bank entered into an employment agreement with its Vice Chairman and Chief Corporate Officer, Mr. Krause, in 1999 (the “Krause Employment Agreement”). The Krause Employment Agreement was reapproved by the Board and amended on March 4, 2021 to provide for a termination date of March 4, 2024. In addition to base salary and bonus to be determined annually, the Krause Employment Agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Krause’s employment for any reason other than for Cause (as defined in the Krause Employment Agreement), or in the event of Mr. Krause’s resignation from the Bank upon (i) a material change in functions, duties or responsibilities; (ii) a relocation of the principal place of his employment by more than 25 miles; (iii) liquidation or dissolution of the Bank; (iv) a breach of the employment agreement by the Bank; or (v) his death or permanent disability, Mr. Krause, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement; or (ii) three times the base salary currently in effect plus three times the preceding year’s bonus payable in a lump sum.

Under the assumption that Mr. Krause’s employment with the Company was terminated on December 31, 2021, for any reason other than Cause (as defined in the Krause Employment Agreement), he would be entitled to receive severance payments totaling $3,456,882 payable in a lump sum. Also, if Mr. Krause’s employment with the Company was terminated for any reason other than Cause, all unvested RSUs would become fully vested. If Mr. Krause’s employment with the Company was terminated on December 31, 2021, for any reason other than Cause, the market value of his RSUs, which would have accelerated in vesting, was $4,395,922.

There is no employment contract with Mr. Krause that provides for any payments, early vesting of any stock options or any RSUs upon a change of control.

Chief Operating Officer

The Bank entered into an employment agreement with its Chief Operating Officer, Mr. Shi, on December 1, 2021 (the “Shi Employment Agreement”) with an initial term of two years and is subject to annual renewal thereafter as may be agreed by the Bank’s Board of Directors and Mr. Shi.

The Shi Employment Agreement provides that Mr. Shi will receive an annual base salary, subject to periodic review and increase, and will be eligible to participate in an annual performance-based bonus plan. However, any actual bonus for any given year will be determined and paid in accordance with the Bank’s annual bonus plan arrangements applicable to senior executives generally. Mr. Shi will also be eligible to receive annual stock grants as approved by the Board. In addition, Mr. Shi will be entitled to participate in all employee benefit plans and perquisite arrangements available to senior executives of the Bank and shall receive reimbursement of reasonable business expenses. Mr. Shi’s employment with the Bank may be terminated by the Bank with or without Cause (as defined in the Shi Employment Agreement), in the event of disability (as defined in the Shi Employment Agreement) or death.

The Bank may terminate Mr. Shi’s employment with the Bank at any time without Cause, for any reason or no reason at all, upon thirty days’ advance written notice.

In the event of termination of Mr. Shi’s employment by the Bank without Cause, and contingent upon Mr. Shi’s execution and non-revocation of a general release of claims, the Bank shall pay to Mr. Shi the following: (i) a single lump sum amount consisting of an amount equal to two times of Mr. Shi’s then annual base salary and a lump sum bonus equal to 100% of Mr. Shi’s then annual base salary; if Mr. Shi is terminated without Cause during the term of his current contact, he would receive severance payments totaling $2,400,000.

In addition, as part of his severance, any equity awards would continue to vest according to the grant date schedules, provided that performance RSUs would be settled based on performance unit goal achievement, except that if such termination of employment occurs within two years after a Change of Control (as defined in the Shi Employment Agreement), any performance RSUs would be settled as follows: (i) any RSUs for which the performance period has lapsed would continue to vest based on performance unit goal achievement, and (ii) any RSUs for which the performance period has not lapsed will be converted into time-based units based on the target performance level. The outstanding equity awards held by Mr. Shi as of December 31, 2021 are disclosed in the table on page 54 under “Outstanding Equity Awards at Year-End.”

In the event of a termination of Mr. Shi’s employment as the result of his death or due to disability, Mr. Shi or his beneficiary will be entitled to receive the Accrued Obligations (as defined in the Shi Employment Agreement). The Shi Employment Agreement also provides that if Mr. Shi’s employment terminates as a result of death or disability, all unvested RSUs that have been granted prior to the date of death or disability shall immediately vest. The market value on December 31, 2021 of his RSUs which would have accelerated in vesting as a result of his death or disability is $1,380,205.

CEO to Median Employee Pay Ratio

We are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of Mr. Ng, our Chairman and CEO.

For the year ended December 31, 2021, the annual total compensation of our CEO was $8,649,172 as shown in the “Summary Compensation Table.” The annual total compensation of our median employee for 2021, excluding the CEO, was $107,255, resulting in a ratio of 81 to 1, which is a reasonable estimate calculated in a manner consistent with the applicable rules.

In determining the median employee, we identified and included all U.S.-based employees of East West Bank, other than the CEO, who were employed with us as of December 31, 2021. Further, we also included all employees of East West Bank outside of the U.S., who are based in Hong Kong and were employed with us as of December 31, 2021. The United States and Hong Kong-based employees represented 96% of our 3,044 total employees, excluding employees on leave of absence as of December 31, 2021. We excluded employees of East West Bank (China) Limited, our wholly owned subsidiary in China, and other employees based in China, totaling 124 or 4% of our total employees. As of December 31, 2021, the Company had 2,838 United States-based employees and 206 non-United States employees.

Our definition of “total compensation,” for purposes of determining our median employee, includes total cash compensation paid during 2021 (excluding 401(k) deferrals and overtime wages) and the grant date fair value of RSUs (or RSU equivalents) awarded in 2021. We did not annualize the compensation for any employees that were not employed by us for all of 2021 or make any full-time equivalent adjustments for part-time employees. For our non-U.S. employees who were included in this calculation, we used the foreign exchange rates applicable as of December 31, 2021 in order to convert their total compensation into U.S. dollars. After determining our median employee, we then calculated such employee’s annual total compensation, in a manner consistent with the requirements of Item 402(u), for purposes of calculating the ratio presented above.

Compensation Committee Interlocks and Insider Participation

During 2021, each of Ms. Campbell and Messrs. Liu and Sussman served as a member of the Compensation Committee. None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

Except as provided herein, there are no existing or proposed material transactions between the Company or the Bank and any of its executive officers, directors, or the immediate family or employees of any of the foregoing persons. During 2021, none of our executive officers served on the board of directors or as a member of the compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of the Board or the Compensation Committee.

Proposal 2: Advisory Vote to Approve Executive Compensation

Proposal Snapshot

What am I voting on?

Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, the compensation of the Named Executive Officers for 2021 as described in the “Compensation Discussion and Analysis” section beginning on page 34 and the Compensation Tables section beginning on page 52.

Voting recommendation:

FOR the advisory vote to approve executive compensation. The Compensation Committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our Board of Directors and management value the opinions of our stockholders, including their advisory votes regarding the compensation paid to our NEOs, and as such, we hold our Say-on-Pay vote every year. We revisit the frequency of our Say-on-Pay votes every 6 years.

We believe that the information provided in “Compensation Discussion and Analysis” beginning on page 34 demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. The sustained success of the Company’s customer focus and bridge banking model between East and West is reflected in the following key metrics:

● Total loans grew 9% in 2021, to a record $41.69 billion;
● Total deposits grew 19% in 2021, to $53.35 billion;
● ROA of 1.47% in 2021 was substantially above the KRX median of 1.28% and average of 1.29%; and
● ROE of 15.7% in 2021 was substantially above the KRX median of 10.58% and average of 11.22%.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of our Named Executive Officers as reflected in this Proxy Statement and as disclosed pursuant to Item 402 of Regulation S-K, which disclosure includes the compensation discussion and analysis, the compensation tables, narratives and all related material.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee will consider the vote results when evaluating our compensation policies and practices in the future. Currently, we expect to hold an advisory vote on the compensation paid to our NEOs each year and expect that the next such vote will occur at our annual stockholder meeting in 2023.

RATIFICATION OF AUDITORS

Proposal 3: Ratification of Auditors

Proposal Snapshot

What am I voting on?

Stockholders are being asked to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If the stockholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

Voting recommendation:

FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

KPMG LLP has been approved by the Audit Committee of the Company to be the independent registered public accounting firm of the Company for the 2022 year. The stockholders are being asked to ratify the selection of KPMG LLP. KPMG LLP has served as our independent registered public accounting firm since 2009. If the stockholders do not ratify such selection by the affirmative vote of a majority of the votes present and entitled to vote, the Audit Committee will reconsider its selection. Under applicable SEC regulations, the selection of the independent registered public accounting firm is solely the responsibility of the Audit Committee.

Representatives from the firm of KPMG LLP will be present at the Annual Meeting to respond to stockholders’ questions and will be given the opportunity to make a statement if they desire to do so.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following is a description of the fees earned by KPMG LLP for services rendered to the Company for the years ended December 31, 2021 and December 31, 2020.

	2021	2020
Audit Fees(1)	$2,692,124	$2,751,052
Audit-Related Fees(2)	61,224	168,224
Tax Fees(3)	8,336	13,201
All Other Fees	-	-
	$2,761,684	$2,932,477

(1)	Audit fees relate to the integrated audit of the Company’s consolidated financial statements, internal control over financial reporting, the review of the Company’s interim consolidated financial statements, and other audits provided in connection with regulatory filings provided by KPMG LLP. Audit fees also include the statutory audit for East West Bank (China) Limited provided by KPMG China.

(2)	Audit-related fees consist of fees for certain professional services provided by KPMG Hong Kong in connection with the review of regulatory filings for East West Bank’s Hong Kong branch, and professional services provided by KPMG China to East West Bank (China) Limited for a gap analysis on regulatory data management.

(3)	Tax fees include tax compliance fees for East West Bank (China) Limited provided by KPMG China.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC rules regarding auditor independence, the Audit Committee is responsible for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Exchange Act, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm, except for minor audit-related engagements which in the aggregate do not exceed 5% of the total fees we pay to our independent registered public accounting firm during the year in which the services were provided. All of the services listed above for 2021 were approved by the Audit Committee prior to the service being rendered as described in the operating procedures below.

Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

Tax services include compliance and other non-advisory services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.

As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

Audit Committee Report

The following Audit Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by Audit Committee by reference therein.

The Audit Committee operates pursuant to a written charter most recently adopted by the Company’s Board on April 1, 2022. The Company’s Audit Committee Charter is available through the Company’s website at www.eastwestbank.com/investors by clicking on Corporate Information — Committee Charting. The Audit Committee held five meetings during the year ended December 31, 2021. These meetings were attended by all members of the Audit Committee. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent registered public accounting firm and determines whether to re-engage the current independent registered public accounting firm. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, and the independent registered public accounting firm’s capabilities, technical expertise and knowledge of the Company’s operations and industry.

Based on this evaluation, the Audit Committee has retained KPMG LLP as the Company’s independent registered public accounting firm for the year 2022. The members of the Audit Committee and the Board believe that, due to KPMG LLP’s knowledge of the Company and of the industries in which the Company operates, including significant matters in audit, it is in the best interests of the Company and its stockholders to continue retention of KPMG LLP to serve as the Company’s independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue to recommend that the Board ask the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm.

In performing its function, the Audit Committee has among other tasks:

● Reviewed and discussed the audited financial statements and the quarterly financial reports of the Company as of end of each quarter and for the year ended December 31, 2021 with management and with the independent registered public accounting firm;
● Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, as well as other matters including the scope of the audit, the Company’s significant accounting policies, new accounting pronouncements and the critical audit matter addressed during the audit; and
● Received from the independent registered public accounting firm written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed, with the independent registered public accounting firm, their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

THE AUDIT COMMITTEE

Lester Sussman, Chairman
Molly Campbell
Rudolph I. Estrada
Paul H. Irving

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

Stock Ownership

The following table presents the beneficial ownership of the Company’s common stock as of April 1, 2022, by (i) each person or entity known to the Company to beneficially own more than 5% of the outstanding common stock (or have the right to acquire within 60 days), (ii) the directors and director nominees, (iii) Named Executive Officers, and (iv) all directors and executive officers, as a group:

Name and Address of Beneficial Owner	Common Stock Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group (1) 100 Vanguard Boulevard Malvern, PA 19355	13,717,144	9.7%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	12,431,829	8.8%
Capital International Investors (3) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	12,348,820	8.7%

Directors and Named Executive Officers (4)
Manuel P. Alvarez	689	*
Molly Campbell	11,187	*
Iris S. Chan	29,710	*
Archana Deskus	6,187	*
Rudolph I. Estrada (5)	16,951	*
Nick Huang	0	*
Paul H. Irving	34,562	*
Douglas P. Krause	82,636	*
Jack C. Liu	17,130	*
Dominic Ng (6)	822,064	*
Irene H. Oh	96,204	*
Parker L. Shi	0	*
Lester M. Sussman	17,771	*
All Directors and Executive Officers, as a group (15 persons)	1,141,862	*

*Less than 1%.

(1)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed by The Vanguard Group on February 9, 2022. According to the Schedule 13G/A, Vanguard Group has shared voting power with respect to 70,584 shares, sole dispositive power with respect to 13,523,234 shares and shared dispositive power with respect to 193,910 shares of the Company’s common stock.

(2)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G filed by BlackRock, Inc. on February 3, 2022. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 11,918,585 shares and sole dispositive power with respect to 12,431,829 shares of the Company’s common stock.

(3)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2021, based on the Schedule 13G/A filed by Capital International Investors on February 11, 2022. According to the Schedule 13G/A, Capital International Investors has sole voting power with respect to 12,348,820 shares and sole dispositive power with respect to 12,348,820 shares of the Company’s common stock.

(4)	Excludes time-based and performance-based restricted stock units (“RSUs”) that were not vested as of April 1, 2022. There were no time-based or performance-based RSUs that are expected to vest within 60 days from April 1, 2022.

(5)	601 of these shares are held in three trusts, for the benefit of family members, for which Mr. Estrada has voting and investment power.

(6)	53,000 of these shares are held in two trusts, for the benefit of family members, for which Mr. Ng has voting and investment power.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2021, we believe that for fiscal 2021, all required reports were filed on a timely basis under Section 16(a), except for the following: Mr. Nick Huang and Mr. Parker Shi, who were appointed executive officers on December 1, 2021, each filed a late Form 3 on January 11, 2022 due to inadvertent oversight.

Questions and Answers About the Annual Meeting and Voting

The information provided in the “question and answer” format below is for your convenience only and does not contain all of the information you should consider before voting. You should read this entire Proxy Statement carefully before voting.

Important notice regarding availability of proxy materials for the Annual Meeting to be held on May 26, 2022.

Pursuant to the SEC rules related to the availability of proxy materials, the Company has made its Proxy Statement and Annual Report on Form 10-K available at www.envisionreports.com/EWBC.

When is the virtual Annual Meeting and what are the procedures for attending and participating virtually at the Annual Meeting?

Date and Time: Thursday, May 26, 2022 at 2:00 p.m., Pacific Time

Virtual Annual Meeting Link: www.meetnow.global/M2GTZK9

We are holding the Annual Meeting in a virtual-only meeting format.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your East West Bancorp, Inc. holdings along with your name and email address to Computershare at legalproxy@computershare.com or by mail to P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2022.

If you choose to vote during the virtual Annual Meeting, you will need the 15-digit control number appearing on the Notice of Internet Availability or proxy card distributed to you.

If you want to vote shares that you hold in street name during the virtual Annual Meeting, a control number must be obtained in advance to vote during the meeting or to submit questions during the meeting. To obtain a control number, beneficial stockholders must submit proof of their legal proxy issued by their broker, bank, or other nominee that holds their shares by sending a copy of the legal proxy, along with their name and email address, to Computershare via email at legalproxy@computershare.com or by mail to P.O. Box 43001, Providence, RI 02940-3001.

Requests for a control number must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., ET, on Monday, May 20, 2022.

The Annual Meeting will include a question and answer session. Questions may be submitted during the Annual Meeting through the virtual meeting website, www.meetnow.global/M2GTZK9. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics.

We encourage stockholders to log in to the virtual meeting website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 2:00 p.m. (Pacific Time) start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.meetnow.global/M2GTZK9.

Whether or not you choose to participate in the Annual Meeting, it is important that your shares be part of the voting process. In addition, even if you plan to attend the Annual Meeting, we encourage you to return your proxy card or provide your bank, broker or other institution with voting instructions, before the Annual Meeting in order to ensure that your shares are represented.

What matters am I voting on?

You will be voting on:

● The election of nine directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;
● A non-binding advisory vote to approve the compensation paid to our Named Executive Officers for 2021, as described in this Proxy Statement;
● A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
● Any other business that may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?

The Board unanimously recommends a vote:

● FOR the election of the nine nominees as directors;
● FOR the approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers for 2021; and
● FOR the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 1, 2022 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, we had 142,256,520 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

● Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was provided to you directly by us. As the stockholder of record, you have the right to delegate your voting directly to the individuals listed on the proxy card or to vote in person at the virtual Annual Meeting.
● Beneficial Owner: Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, or a street name stockholder, and this Proxy Statement was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, because beneficial owners are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy giving you the right to vote your shares at the Annual Meeting.

How do I vote?

If you are a stockholder of record, you may:

● Instruct the proxy holder or holders on how to vote your shares by using the internet voting site at www.envisionreports.com/EWBC or the toll-free telephone number 1-800-652-VOTE (8683), 24-hours a day, seven days a week, until 2:00 p.m. Pacific Time on May 26, 2022 (have your proxy card in hand when you visit the website or call);
● Instruct the proxy holder or holders on how to vote your shares by completing and mailing your proxy card to the address indicated on your proxy card (if you received printed proxy materials), which must be received by the time of the Annual Meeting; or
● Vote by ballot at the virtual Annual Meeting.

If you are a street name stockholder, you will receive instructions from your broker, bank or other nominee. The instructions from your broker, bank or other nominee will indicate the various methods by which you may vote, including whether internet or telephone voting is available.

● Brokerage firms and other intermediaries holding shares in street name for their customers are generally required to vote those shares in the manner directed by their customers. A “Broker Non-Vote” occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders meeting or is not permitted to vote those shares on a non-routine matter.
● The only “routine” matter to be decided at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 3).
● Absent timely direction from you, your broker will not have discretion to vote on the other matters submitted for a vote at the Annual Meeting, which are the election of directors and the non-binding advisory vote to approve our executive compensation for 2021, as they are “non-routine” matters.
● A “Broker Non-Vote” does not have an effect on the outcome of any proposal. It is important, therefore, that you provide instructions to your broker, bank, trust company or other nominee so that your vote with respect to the proposals is counted.

Can I change or revoke my vote?

Yes. Subject to any rules that your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the Annual Meeting.

If you are stockholder of record, you may change your vote by:

● Entering a new vote via internet or telephone by 2:00 p.m. Pacific Time on May 26, 2022; or
● Returning a later-dated proxy card which must be received by the time of the Annual Meeting; or
● Completing a ballot in person via webcast at the virtual Annual Meeting.

If you are a stockholder of record, you may revoke your proxy by providing our Corporate Secretary with a written notice of revocation prior to your shares being voted at the Annual Meeting. The written notice of revocation may be hand delivered to the Company’s Corporate Secretary or mailed to and received by East West Bancorp at 135 N. Los Robles Ave., 7th Floor, Pasadena, California 91101, Attention: Corporate Secretary.

If you are a street name stockholder, you may change your vote by:

● Submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by your broker, bank or other nominee; or
● Completing a ballot at the virtual Annual Meeting, provided you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

If you are a street name stockholder, you must contact your broker, bank or other nominee that holds your shares to find out how to revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of the Board. We have retained Georgeson LLC to assist in the distribution and solicitation of proxies. Georgeson LLC may solicit proxies by personal interview, telephone, fax, mail and email. We expect that the fee for these services will not exceed $12,000, plus reimbursement of customary out-of-pocket expenses. The persons named in the proxy cards have been designated as proxy holders. When proxy cards are properly dated, executed and returned, the shares represented by those proxy cards will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described above. If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

Abstentions and Broker Non-Votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

Assuming the presence of a quorum, how many votes are needed for approval of each proposal?

Proposal	Vote Required	Effect of “Abstain” Vote
Proposal 1 — Election of Directors	Each director nominee must be elected by a vote of the majority of the votes cast, which means that the number of votes cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” that nominee	No effect
Proposal 2 — Advisory Vote to Approve Executive Compensation Proposal 3 — Ratification of Auditors	Each of the other proposals is approved if “FOR” votes are cast by the majority of the shares present, in person or by proxy, and entitled to vote on such proposal	Same effect as “AGAINST”

What happens if a director nominee does not receive a majority vote?

In an uncontested election, any director nominee who receives a greater number of “AGAINST” votes than votes “FOR” the nominee’s election shall immediately tender to the Board his or her offer to resign from the Board. The Board, after taking into consideration the recommendation of the Nominating/Corporate Governance Committee, will determine whether or not to accept the resignation of any nominee for director who receives a greater number of “AGAINST” votes than votes “FOR” the nominee’s election. In the event of a contested election, the director nominees who receive the largest number of votes cast “FOR” their election will be elected as directors.

How are proxies solicited for the Annual Meeting? Who pays for the solicitation?

The Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. Although there is no formal agreement to do so, we may reimburse brokers, banks and other nominees for their reasonable expense in forwarding these proxy materials to their principals. Proxies will be solicited principally through the mail, however, our directors, officers and employees may also solicit proxies personally, by telephone or via the internet. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Is my vote confidential?

Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received multiple copies of the proxy materials. How can we obtain a single copy of the proxy materials?

Stockholders who share an address and receive multiple copies of our proxy materials can request to receive a single copy in the future. To receive a single copy of the proxy materials, stockholders may contact us at:

East West Bancorp, Inc.

Attention: Investor Relations

135 N. Los Robles Avenue, 7th Floor

Pasadena, California 91101

(626) 768-6000

Stockholders who hold shares in street name may contact their broker, bank, or other nominee to request information about “householding” (providing one copy of this Proxy Statement for all stockholders residing at one address).

In some cases, stockholders who hold their shares in street name and who share the same surname and address may receive only one copy of the proxy materials. If you would like to have a separate copy of the proxy materials mailed to you or receive separate copies of future mailings, please submit your request to your broker, bank or other nominee. We will deliver such additional copies promptly upon receipt of such request.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to include them in the Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K after final results become available.

OTHER INFORMATION

Proposals of Stockholders

Proposals of stockholders intended to be included in the proxy materials for the 2023 annual meeting of stockholders must be received by the Secretary of East West Bancorp, Inc. at 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101 by December 14, 2022 (120 calendar days prior to the anniversary of this year’s April 13, 2022 mailing date).

Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from this Proxy Statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

In addition, the Company’s Bylaws provide that for stockholder proposals and nominations for the elections of directors to be brought properly before an annual meeting by a stockholder, the notice must be made in writing and must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 30 calendar days or more than 60 calendar days prior to the meeting. However, in the event that less than 40 calendar days’ notice of the meeting is given to stockholders, notice by the stockholder, to be timely, must be delivered not later than the close of business on the 10th day following the mailing date of the meeting notice to stockholders or such public disclosure was made. The Company’s Bylaws require the stockholder notice to set forth certain information as to the matter the stockholder proposes to bring before the annual meeting.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the Annual Meeting. The proxy set forth in the proxy cards grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

Annual Report on Form 10-K

Our financial statements for the year ended December 31, 2021 are included in our Annual Report on Form 10-K, which was filed with the SEC and which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are posted on our website at www.eastwestbank.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and any exhibits thereto without charge by sending a written request to Investor Relations, East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. The Company’s Annual Report on Form 10-K will be mailed to all stockholders. The Annual Report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the year ended December 31, 2021, and the report thereon of KPMG LLP, the Company’s independent registered public accounting firm.

East West Bancorp, Inc.

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Online

Go to **www.envisionreports.com/EWBC** or scan the QR code — login details are located in the shaded bar below.

Stockholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/EWBC

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/EWBC**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 13, 2022 to facilitate timely delivery.

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Stockholder Meeting Notice

The 2022 Annual Meeting of Stockholders of East West Bancorp, Inc. will be held on Thursday, May 26, 2022 at 2:00pm Pacific Time, virtually via the internet at www.meetnow.global/M2GTZK9.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. To elect nine directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified:
   01 - Manuel P. Alvarez
   02 - Molly Campbell
   03 - Iris S. Chan
   04 - Archana Deskus
   05 - Rudolph I. Estrada
   06 - Paul H. Irving
   07 - Jack C. Liu
   08 - Dominic Ng
   09 - Lester M. Sussman
2. To approve, on an advisory basis, our executive compensation for 2021.
3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.
4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/EWBC**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials East West Bancorp, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 13, 2022.

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East West Bancorp, Inc.

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/EWBC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EWBC

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Manuel P. Alvarez	☐	☐	☐	02 - Molly Campbell	☐	☐	☐	03 - Iris S. Chan	☐	☐	☐
04 - Archana Deskus	☐	☐	☐	05 - Rudolph I. Estrada	☐	☐	☐	06 - Paul H. Irving	☐	☐	☐
07 - Jack C. Liu	☐	☐	☐	08 - Dominic Ng	☐	☐	☐	09 - Lester M. Sussman	☐	☐	☐

	For	Against	Abstain
2. To approve, on an advisory basis, our executive compensation for 2021.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, partnership or other entity, please sign full entity name by authorized officer, giving full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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The 2022 Annual Meeting of Stockholders of East West Bancorp, Inc. will be held on Thursday, May 26, 2022 at 2:00pm Pacific Time, virtually via the internet at www.meetnow.global/M2GTZK9.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EWBC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY - EAST WEST BANCORP, INC.

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Annual Meeting of Stockholders – Thursday, May 26, 2022
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) of East West Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Irene Oh and Lisa L. Kim, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held virtually at 2:00 p.m., Pacific Time, on Thursday, May 26, 2022, and any postponement or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows and, in their discretion, to vote and act upon such other business as may properly come before the Meeting. The meeting will be held virtually via the internet at **www.meetnow.global/M2GTZK9**. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 (ELECTION OF DIRECTORS); "FOR" PROPOSAL 2 (ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION); "FOR" PROPOSAL 3 (RATIFICATION OF AUDITORS). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXY HOLDERS IN THEIR DISCRETION IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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